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                                                                   Exhibit 10.22

                                                                  EXECUTION COPY



                          CREDIT AND SECURITY AGREEMENT

                                  By and Among

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                    as Lender

                    LONG BEACH ACCEPTANCE RECEIVABLES CORP.,

                                   as Borrower

                                       and

                          LONG BEACH ACCEPTANCE CORP.,

                                  as Guarantor


                           ---------------------------
                            Dated as of June 13, 2001
                           ---------------------------




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                                TABLE OF CONTENTS

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

                                                                                                                  Page
                                                                                                                  ----
1.       Definitions..............................................................................................   1

2.       The Loans................................................................................................  12

         2.1.     Agreement to Lend...............................................................................  12
         2.2.     Procedure for the Pre-Funding Loan..............................................................  12
         2.3.     Promissory Note.................................................................................  13
         2.4.     Interest........................................................................................  14
         2.5.     Repayment of the Loans..........................................................................  14
         2.6.     Optional Prepayments............................................................................  14
         2.7.     Payment Procedures..............................................................................  14
         2.8.     Indemnity.......................................................................................  15
         2.9.     Illegality; Substituted Interest Rate...........................................................  15
         2.10.    Limited Recourse................................................................................  16

3.       Grant of Security Interest; Eligible Collateral..........................................................  16

         3.1.     Valid Security Interest.........................................................................  16
         3.2.     Further Assurances..............................................................................  17
         3.3.     Data Reporting..................................................................................  17
         3.4.     Powers..........................................................................................  17
         3.5.     No Duty on the Part of Lender...................................................................  17
         3.6.     Performance by Lender of Borrower's Obligations.................................................  18
         3.7.     Limitation on Duties Regarding Preservation of Collateral.......................................  18
         3.8.     Powers Coupled with an Interest.................................................................  18
         3.9.     Termination.....................................................................................  18
         3.10.    Segregation of Funds............................................................................  18
         3.11.    The Spread Account..............................................................................  18
         3.12.    Advance Rate Maintenance; Release of Excess Collateral..........................................  19
         3.13.    Valuation Model. ...............................................................................  19
         3.14.    Exhibit G.......................................................................................  20
         3.15.    Payment of Excess Cash Flow.....................................................................  20
         3.16.    Exhibit J.......................................................................................  21

4.       Representations and Warranties...........................................................................  21

         4.1.     Organization....................................................................................  21
         4.2.     Power and Authority.............................................................................  21
         4.3.     Authorization of Borrowing......................................................................  21
         4.4.     Agreement Binding...............................................................................  21
         4.5.     Compliance with Law.............................................................................  22
         4.6.     Consents........................................................................................  22
         4.7.     Litigation......................................................................................  22
         4.8.     Financial Statements............................................................................  22


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         4.9.     Other Obligations...............................................................................  22
         4.10.    Regulation G....................................................................................  23
         4.11.    Investment Company Act..........................................................................  23
         4.12.    Chief Executive Office..........................................................................  23
         4.13.    Collateral Security.............................................................................  23
         4.14.    Ownership of Properties.........................................................................  23
         4.15.    Full Disclosure.................................................................................  23
         4.16.    ERISA...........................................................................................  22
         4.17.    Basic Documents.................................................................................  24

5.       Affirmative Covenants....................................................................................  24

         5.1.     Notice..........................................................................................  24
         5.2.     Taxes...........................................................................................  25
         5.3.     Separate Existence: No Commingling..............................................................  25
         5.4.     Financing Statements............................................................................  25
         5.5.     Books and Records; Other Information............................................................  25
         5.6.     Payment of Fees and Expenses....................................................................  26
         5.7.     Continuity of Business and Compliance With Agreement............................................  26
         5.8.     Financial Statements and Access to Records......................................................  26
         5.9.     Financial Condition.............................................................................  27
         5.10.    Litigation Matters..............................................................................  27
         5.11.    Fulfillment of Obligations......................................................................  27
         5.12.    Notice of Change of Chief Executive Office......................................................  27
         5.13.    Compliance with Laws, etc.......................................................................  27
         5.14.    Information Sheet...............................................................................  27
         5.15.    [Reserved]......................................................................................  27
         5.16.    Material Adverse Change.........................................................................  28

6.       Negative Covenants.......................................................................................  28

         6.1.     Adverse Transactions............................................................................  28
         6.2.     Guaranties......................................................................................  28
         6.3.     Corporate Documents.............................................................................  28
         6.4.     Investments; Dividends..........................................................................  28
         6.5.     Loans; Capital Structure; Affiliates............................................................  28
         6.6.     Liens...........................................................................................  29
         6.7.     VSI Policies....................................................................................  29
         6.8.     Custodian. .....................................................................................  30
         6.9.     Change of Control...............................................................................  30

7.       Conditions Precedent.....................................................................................  30

         7.1.     Conditions Precedent to Agreement...............................................................  30
         7.2.     Conditions Precedent to the Pre-Funding Loan....................................................  31


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8.       Events of Default........................................................................................  32

         8.1.     Events of Default...............................................................................  32
         8.2.     Remedies of Default.............................................................................  35

9.       Miscellaneous............................................................................................  36

         9.1.     Payment of Expenses, Indemnity, etc.............................................................  36
         9.2.     Set-off.........................................................................................  38
         9.3.     Amendments......................................................................................  38
         9.4.     Waiver; Cumulative Rights.......................................................................  38
         9.5.     Nonpetition Covenant............................................................................  38
         9.6.     Non-affiliation.................................................................................  38
         9.7.     Binding Effect..................................................................................  38
         9.8.     Survival........................................................................................  38
         9.9.     GOVERNING LAW, ETC.; WAIVER OF TRIAL BY JURY. ..................................................  38
         9.10.    Notice..........................................................................................  39
         9.11.    Severability....................................................................................  41
         9.12.    Counterparts....................................................................................  41
         9.13.    Merger or Consolidation.........................................................................  41
         9.14.    Subsequent Actions..............................................................................  41
         9.15.    Assignability...................................................................................  41
         9.16.    Certain Reimbursements..........................................................................  41

EXHIBIT A - Form of Promissory Note............................................................................... A-1

EXHIBIT B - Form of LBAC Guarantee................................................................................ B-1

EXHIBIT C - Form of AMC Guarantee................................................................................. C-1

EXHIBIT D - Form of Notice of Borrowing........................................................................... D-1

EXHIBIT E - Form of Opinion of Counsel to the Borrower and Each Guarantor......................................... E-1

EXHIBIT F - Litigation Matters.................................................................................... F-1

EXHIBIT G - Other Residual Financing Agreements................................................................... G-1

EXHIBIT H - [Reserved]............................................................................................ H-1

EXHIBIT I - [Reserved]............................................................................................ I-1

EXHIBIT J - Crossed Residual Financing Agreements................................................................. J-1


                                       iii

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                          CREDIT AND SECURITY AGREEMENT

         CREDIT AND SECURITY AGREEMENT, dated as of June 13, 2001 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), by and among (i) GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "LENDER"), (ii) LONG BEACH ACCEPTANCE RECEIVABLES CORP., a Delaware corporation (the "BORROWER"), and (iii) LONG BEACH ACCEPTANCE CORP., a Delaware corporation (the "GUARANTOR").

                                 R E C I T A L S

         WHEREAS, Borrower is a direct wholly-owned subsidiary of LBAC, which is in the business of originating and acquiring Receivables (as defined herein); and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Guarantor and Borrower are entering into a securitization transaction (the "SECURITIZATION TRANSACTION") providing for, among other things, (a) one of Lender's affiliates to purchase certain securities issued thereunder and (b) Borrower to retain the Certificate (as defined herein) issued thereunder; and

         WHEREAS, in order to induce Lender to enter into this Agreement, Guarantor is willing to provide the Guarantee (as defined herein) and Ameriquest Mortgage Company, a Delaware corporation ("AMC"), is willing to provide the AMC Guarantee (as defined herein); and

         WHEREAS, Lender is willing to provide Borrower with the secured loans described herein in order to induce Borrower and Guarantor to enter into the Securitization Transaction and in consideration of the Guarantee, the AMC Guarantee, the pledge of the Collateral (as defined herein) and on the terms and conditions set forth herein and in the Guarantee and the AMC Guarantee; and

         WHEREAS, Borrower and Guarantor have entered into and may from time to time enter into Other Residual Financing Agreements (as defined herein) with Lender; and

         WHEREAS, Borrower, Guarantor and Lender have agreed to secure the Other RF Obligations (as defined herein) with the Collateral pledged hereunder (in addition to the collateral pledged under the Other Residual Financing Agreements).

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. When used herein, the following terms shall have the meanings set forth below:

         "ACCEPTABLE DATA FILE" has the meaning assigned thereto in Section 2.2(a) hereof.


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         "ADDITIONAL COLLATERAL RELEASE CONDITION" shall be satisfied if, as of any date of determination, in the event any Obligations or Other RF Obligations, as applicable, under one or more Residual Financing Agreements remain outstanding as of such date of determination, the Cumulative Actual Advance Rates calculated pursuant to the definition of "Cumulative Actual Advance Rate" do not exceed the related Target Advance Rate minus 5%.

         "ADVANCE RATE" means, as of any Calculation Date, the percentage equivalent of a fraction, the numerator of which shall equal the aggregate unpaid principal balance of the Loans, and the denominator of which shall equal the Present Value of the Collateral, in each case measured as of such Calculation Date. The Advance Rate shall be determined in accordance with
Section 3.12(a) (and (x) for the calculation of the Advance Rate provided in Section 6.4, also as provided in such Section and (y) for the calculation of the Advance Rate provided in Section 9.16 (a) and (b), also as provided in such subsections).

         "AMC" has the meaning assigned thereto in the recitals hereto.

         "AMC GROUP" has the meaning assigned thereto in Section 3.13(b).

         "AMC GUARANTEE" means the guarantee in the form attached hereto as EXHIBIT C provided by AMC as an inducement to Lender to provide Borrower with the Loans, as amended, supplemented or otherwise modified from time to time.

         "AVAILABILITY PERIOD" means, with respect to the Pre-Funding Loan, the period commencing on the Subsequent Transfer Date on which the Pre-Funding Originations are transferred to the Trust and ending on the Expiry Date.

         "AVERAGE CONSTANT DEFAULT RATE" means, as of any Calculation Date, the lesser of (i) the arithmetic average of the Constant Default Rates for the most recent three months as reported in the monthly information sheets delivered by Borrower to Lender and (ii) the arithmetic average of the Constant Default Rates for the most recent six months as reported in the monthly information sheets delivered by Borrower to Lender.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time.

         "BORROWER" has the meaning assigned thereto in the heading hereto.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions or trust companies in The City of New York shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         "CALCULATION DATE" has the meaning assigned thereto in Section
3.12(a).

         "CERTIFICATE" means the security evidenced by the trust certificate issued pursuant to the Trust Agreement.

         "CHANGE OF CONTROL" means the occurrence of any of the following without the Lender's prior written consent: (i) the consummation of any transaction or series of transactions following


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which more than 49% of the outstanding capital stock entitled to vote of a member of the Parent Group or more than 49% of the outstanding capital stock entitled to vote generally in the election of directors of a member of the Parent Group are owned by one or more Persons who are not AMC; or (ii) there occurs any consolidation of a member of the Parent Group with, or merger of a member of the Parent Group into, any other Person, or any merger of another Person into a member of the Parent Group (other than any such transaction pursuant to which the holders of the outstanding capital stock of such member of the Parent Group entitled to vote generally in the election of directors of such member of the Parent Group immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 51% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors), or (iii) a Person or group of Persons acting in concert in one or a series of transactions acquire (through purchase, transfer, assignment or otherwise) a substantial portion of the assets of a member of the Parent Group if, following such transaction or transactions, such Person or Persons are not wholly owned subsidiaries of AMC or any successor thereto. Notwithstanding the foregoing, a "Change of Control" shall not include (i) the establishment of any new entity by or the occurrence of any transaction with Ameriquest Capital Corporation or Roland Arnall which does not involve the transfer of any assets of or an ownership interest in AMC or any of its direct or indirect subsidiaries or (ii) any transfer of assets by any member of the Parent Group in the ordinary course of its business.

         "CLOSING DATE" means June 13, 2001.

         "CLOSING LOAN" has the meaning assigned thereto in Section 2.1 hereof.

         "CODE" means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "COLLATERAL" has the meaning assigned thereto in Section 3.1 hereof.

         "COMMONLY CONTROLLED ENTITY" means, as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

         "CONSTANT DEFAULT RATE" means, with respect to any Collection Period:

                                              12
                                 100 x (1-(1-D  ))

         where "D" equals the Default Rate for such Collection Period.

         "CROSSED PAYDOWN METHOD" means, with respect to funds applied to satisfy Obligations and Other Residual Financing Obligations, as applicable, arising under any Crossed Residual Financing Agreements pursuant to Section
3.15 hereof, that such funds shall be applied sequentially, first to reduce to zero the Obligations or Other RF Obligations, as applicable, relating to the Crossed Residual Financing Agreement having the earliest origination date, and then to reduce to zero the Obligations or Other RF Obligations, as applicable, arising under the


                                       3
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remaining Crossed Residual Financing Agreement having the earliest origination date. The foregoing order of priority shall be repeated until all Obligations or Other RF Obligations, as applicable, arising under Crossed Residual Financing Agreements have been reduced to zero.

         "CROSSED RESIDUAL FINANCING AGREEMENT" means each credit and security agreement or other similar agreement among Lender, Borrower and Guarantor secured by one or more certificates, excess cash flow certificates or other residual interests in securitizations identified on EXHIBIT J hereto (as such EXHIBIT J may be amended or supplemented from time to time in accordance with Section 3.16 hereof), as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "CUMULATIVE ACTUAL ADVANCE RATE" means, as of any date of determination and in the event that any Obligations or Other RF Obligations, as applicable, under one or more Crossed Residual Financing Agreements remain outstanding as of such date of determination, then (x) with respect to such Crossed Residual Financing Agreements, the percentage equivalent of a fraction, (i) the numerator of which shall equal the aggregate unpaid principal balance of all loans under each Crossed Residual Financing Agreement as of such date of determination and (ii) the denominator of which shall equal the aggregate present value of all collateral securing Borrower's obligations to Lender under and as determined in each Crossed Residual Financing Agreement (determined as of the most recent date specified in such Crossed Residual Financing Agreement), and (y) with respect to all Residual Financing Agreements other than the Crossed Residual Financing Agreements covered in clause (x) above, the percentage equivalent of a fraction, (i) the numerator of which shall equal the aggregate outstanding principal balance of all loans under each such Residual Financing Agreement that is not a Crossed Residual Financing Agreement as of such date and (ii) the denominator of which shall equal the aggregate present value of all collateral securing Borrower's obligations to Lender under and as determined in each such Residual Financing Agreement (determined as of the most recent date specified in such Residual Financing Agreement); PROVIDED that, for purposes of this definition, with respect to the determination of the present value of collateral under any Other Residual Financing Agreement during the first six months of its effectiveness, such determination shall be deemed to equal the initial determination of the present value of the collateral under and as determined in such Other Residual Financing Agreement in connection with the initial borrowing thereunder.

         "DEFAULT" means any condition, act or event, which, with notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" means, with respect to any Collection Period, a fraction, expressed as a percentage, (a) the numerator of which is the sum of
(1) the aggregate of the Principal Balances (as of the end of the immediately preceding Collection Period) of all Receivables that became Liquidated Receivables during the current Collection Period and (2) the aggregate of the Principal Balances (as of the related repurchase date) of all Receivables that became Purchased Receivables during such current Collection Period that were 30 days or more delinquent (calculated based on a 360-day year consisting of twelve 30-day months) with respect to more than 5% of a Scheduled Receivable Payment at the time of such repurchase and (b) the denominator of which is equal to the Pool Balance as of the end of the immediately preceding Collection Period.


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         "DISCOUNT RATE" means 15% per annum.

         "ELIGIBLE SECURITIES" means (i) the Certificate, (ii) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America or any agency thereof, in each case having a maturity not to exceed the maturity of the Loans and (iii) and such other securities as are acceptable to Lender in its sole discretion.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" has the meaning assigned thereto in Section 8.1 hereof.

         "EXPIRY DATE" means the date that is 364 days after the Closing Date (or if such day is not a Business Day, the next preceding Business Day), or such earlier date as Lender's commitment hereunder may be terminated pursuant to the provisions hereof.

         "FUNDING PERIOD" has the meaning assigned thereto in the Sale and Servicing Agreement.

         "GCFP TRIGGER EVENT" means, with respect to any Determination Date, the occurrence of any of the following events: (a) the Cumulative Default Rate equals or exceeds 85% of the percentage referenced in clause (b) of the definition of Trigger Event relating to such Determination Date, (b) the Cumulative Loss Rate equals or exceeds 85% of the percentage referenced in clause (c) of the definition of Trigger Event relating to such Determination Date or (c) the Average Delinquency Ratio equals or exceeds 6.50% for two successive Determination Dates.

         "GOVERNMENTAL AUTHORITY" means any nation, government, or State, or any political subdivision thereof, or any court, stock exchange, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE" means the guarantee in the form attached hereto as EXHIBIT B provided by Guarantor as an inducement to Lender to provide Borrower with the Loans, as amended, supplemented or otherwise modified from time to time.

         "GUARANTOR" has the meaning assigned thereto in the heading hereto.

         "INITIAL DATA FILE" has the meaning assigned thereto in Section 2.2(a) hereof.

         "INITIAL RECEIVABLES" has the meaning assigned thereto in the Sale and Servicing Agreement.

         "INTEREST RATE DETERMINATION DATE" means, with respect to the first Remittance Date, the Closing Date, and with respect to each subsequent Remittance Date, the day which is two (2) LIBOR Business Days prior to the immediately preceding Remittance Date.

         "LENDER" has the meaning assigned thereto in the heading hereto.

         "LIBOR" means, with respect to the interest payment to be made on each Remittance Date, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of

1%) for U.S. Dollar deposits with a duration of one (1) month at or about 11:00 a.m. (London time) on the Interest Rate Determination Date corresponding to such Remittance Date on Telerate Page 3750, or if such page ceases to display such information, then such other page as may replace it on that service for the purpose of display of such information (the "TELERATE RATE"). If the Telerate Rate cannot be determined, then LIBOR shall mean, with respect to the interest payment to be made on such Remittance Date, the arithmetic mean of the rates of interest (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered to two prime banks in the London interbank market (selected by Lender) of U.S. Dollar deposits with a duration of one
(1) month at or about 11:00 a.m. (London time) on the Interest Rate Determination Date corresponding to such Remittance Date.

         "LIBOR BUSINESS DAY" means a Business Day on which trading in U.S. Dollars is conducted by and between banks in the London interbank market.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "LOAN" means the Closing Loan and the Pre-Funding Loan. The Closing Loan and the Pre-Funding Loan are referred to collectively as the "Loans".

         "MAINTENANCE ADVANCE RATE" means, as of any Calculation Date, the rate which is 5% in excess of the Target Advance Rate with respect to such date.

         "MARGIN" means 2.50% per annum.

         "MATURITY DATE" means the date that is 364 days after the Closing Date (or if such day is not a Business Day, the next preceding Business Day); PROVIDED that if, prior to such date, the Indenture is terminated pursuant to
Section 4.1 thereof or the Certificateholder exercises its option to redeem the Notes issued pursuant to the Indenture as provided in Section 10.1 of the Indenture, the Maturity Date shall be the date of such termination or redemption, as the case may be.

         "MONTHLY RECOVERY RATE" means, with respect to any Collection Period, a fraction, the numerator of which shall equal the sum of all Liquidation Proceeds and Recoveries for such Collection Period, and the denominator of which shall equal the sum of the Principal Balances (as of the end of the immediately preceding Collection Period) of all Receivables which were actually liquidated during such Collection Period, in each case as reported in the related Servicer's Certificate.

         "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "98-1 AGREEMENT" has the meaning assigned thereto in clause (i) of the definition of Other Residual Financing Agreements.

         "98-2 AGREEMENT" has the meaning assigned thereto in clause (ii) of the definition of Other Residual Financing Agreements.

         "99-1 AGREEMENT" has the meaning assigned thereto in clause (iii) of the definition of Other Residual Financing Agreements.

         "99-2 AGREEMENT" has the meaning assigned thereto in clause (iv) of the definition of Other Residual Financing Agreements.

         "OBLIGATIONS" mean (i) the unpaid principal of and premiums, if any, and interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to Borrower or Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other obligations and liabilities of every nature of Borrower or Guarantor from time to time owing to Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), to the extent such obligations and liabilities arise under, out of, or in connection with, this Agreement or the Guarantee or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to Lender) that are required to be paid by Borrower or Guarantor pursuant to the terms of this Agreement or the Guarantee.

         "OMNIBUS AMENDMENT AGREEMENT" means the Omnibus Amendment Agreement dated as of March 31, 1999 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OMNIBUS AMENDMENT AGREEMENT NO. 2" means the Omnibus Amendment Agreement dated as of August 12, 1999 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OMNIBUS AMENDMENT AGREEMENT NO. 3" means the Omnibus Amendment Agreement dated as of April 14, 2000 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OMNIBUS AMENDMENT AGREEMENT NO. 4" means the Omnibus Amendment Agreement dated as of December 13, 2000 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OMNIBUS AMENDMENT AGREEMENT NO. 5" means the Omnibus Amendment Agreement dated as of January 12, 2001 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OMNIBUS AMENDMENT AGREEMENT NO. 6" means the Omnibus Amendment Agreement dated as of June 13, 2001 among Borrower, as borrower, Guarantor, as guarantor, and Lender, as lender.

         "OTHER RESIDUAL FINANCING AGREEMENTS" means, collectively, (i) the Credit and Security Agreement dated as of January 30, 1998 by and among Lender, as lender, Borrower, as borrower, and Guarantor, as guarantor, as amended by the Omnibus Amendment Agreement, the Omnibus Amendment Agreement No. 3, the Omnibus Amendment Agreement No. 4, the Omnibus Amendment Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "98-1 AGREEMENT"), (ii) the Credit and Security Agreement dated as of November 25, 1998 by and among Lender, as lender, Borrower, as borrower, and Guarantor, as guarantor, as amended by the Omnibus Amendment Agreement, the Omnibus Amendment Agreement No. 2 , the Omnibus Amendment Agreement No. 3, the Omnibus Amendment Agreement No. 4, the Omnibus Amendment Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "98-2 AGREEMENT"), (iii) the Credit and Security Agreement dated as of August 12, 1999 by and among Lender, as lender, the Borrower, as borrower, and Guarantor, as guarantor, as amended by the Omnibus Amendment Agreement No. 3, the Omnibus Amendment Agreement No. 4, the Omnibus Amendment Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "99-1 AGREEMENT"), (iv) the Credit and Security Agreement dated as of December 9, 1999 by and among Lender, as lender, Borrower, as borrower, and Guarantor, as guarantor, as amended by the Omnibus Amendment Agreement No. 3 and the Omnibus Amendment Agreement No. 4, the Omnibus Amendment Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "99-2 AGREEMENT"), (v) the Credit and Security Agreement dated as of June 15, 2000 by and among Lender, as lender, Borrower, as borrower, and Guarantor, as guarantor, as amended by the Omnibus Amendment Agreement No. 4, the Omnibus Amendment Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "2000-1 Agreement"), (vi) the Credit and Security Agreement dated as of December 13, 2000 by and among Lender, as lender, Borrower, as borrower, Guarantor, as guarantor, as amended by the Omnibus Agreement No. 5 and the Omnibus Amendment Agreement No. 6, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof (as so amended, the "2000-2 Agreement"), and (vii) each other credit and security agreement or other similar agreement between Lender and Borrower secured by one or more certificates, excess cash flow certificates or other residual interests in securitizations identified on EXHIBIT G hereto (as such EXHIBIT G may be amended or supplemented from time to time in accordance with Section
3.14 hereof), as each such other agreement may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

         "OTHER RF AMENDMENTS" means, collectively, the Omnibus Amendment Agreement and Amendments No. 1 to the credit and security agreements referred to in clauses (i) and (ii) of the definition of Other RF Agreements.

         "OTHER RF EVENT OF DEFAULT" means the occurrence of any Event of Default under and as defined in any Other Residual Financing Agreement (after giving effect to any grace or cure period applicable thereto).

         "OTHER RF OBLIGATIONS" means all obligations and liabilities of every nature of Borrower or Guarantor from time to time owing to Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), to the extent such obligations and liabilities arise under, out of, or in connection with, any Other Residual Financing Agreement, any guarantees related thereto or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to Lender).

         "PARENT GROUP" means AMC, Guarantor and Borrower and each of their respective subsidiaries and affiliates, and each other entity which owns directly or indirectly 51% or more of the outstanding capital stock entitled to vote in the election of directors of AMC, Guarantor or Borrower and each of their respective subsidiaries or affiliates. Notwithstanding the foregoing, "Parent Group" shall not include any entity formed as a result of any transaction specified in the last sentence of the definition of "Change of Control."

         "PERSON" means an individual, partnership, limited liability company, corporation, business trust, joint venture or other entity of whatever nature.

         "PLAN" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity.

         "PLEDGED SECURITIES" means Eligible Securities pledged and held as Collateral hereunder pursuant to Section 3.1.

         "PRE-FUNDING LOAN" has the meaning assigned thereto in Section 2.1 hereof.

         "PRE-FUNDING ORIGINATION CONDITION" means a condition precedent to Lender's commitment to make the Pre-Funding Loan hereunder. The Pre-Funding Origination Condition will be satisfied with respect to the Pre-Funding Loan, as determined by Lender in its sole discretion, if the Pre-Funding Originations would not, if transferred to the Trust, cause the Receivables, including without limitation the Pre-Funding Originations, to fail to meet the criteria specified in Section 2.2(b)(xv) of the Sale and Servicing Agreement.

         "PRE-FUNDING ORIGINATIONS" means, with respect to the Pre-Funding Loan, the retail installment sale contracts originated by Guarantor (in its capacity as Originator) and scheduled to be included in the Subsequent Receivables to be transferred to the Trust during the Funding Period.

         "PREPAYMENT RATE" means, as of any Calculation Date, the cumulative ABS rate (calculated according to the Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association) for the most recent three months, calculated using the Principal Balance, APR, original term to maturity and remaining term to maturity of the Receivables as reported in the related Servicer's Certificates.

         "PRESENT VALUE OF THE COLLATERAL" means, as of any Calculation Date, in the case of the Certificate, the then current present value thereof, determined based upon the Valuation Rates (as modified by the Valuation Model) and calculated in accordance with Section 3.12(a), and in all other cases, the then current market value of the Collateral.

         "PRIME RATE" means the prime rate (or if a range is given, the average prime rates) listed under "Money Rates" in THE WALL STREET JOURNAL for such date or, if THE WALL STREET JOURNAL is not published on such date, then in THE WALL STREET JOURNAL most recently published.

         "PRINCIPAL BALANCE" has the meaning assigned thereto in Annex A to the Sale and Servicing Agreement, without giving effect to the proviso at the end of such definition.

         "PROCEEDS" means all "proceeds" as defined in the Code and, in any event, in connection with the Collateral shall include without limitation, all collections, distributions or other income from the Pledged Securities.

         "PROMISSORY NOTE" has the meaning assigned thereto in Section 2.3(a) hereof.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of June 1, 2001, between LBAC and Borrower, as amended, supplemented or otherwise modified from time to time.

         "RECOURSE PROPERTY" has the meaning assigned thereto in Section 2.10.

         "RECOVERY RATE" means, as of any Calculation Date, the arithmetic average of the Monthly Recovery Rates for the most recent three months.

         "REMITTANCE DATE" means the 13th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing July 13, 2001.

         "REQUIREMENT OF LAW" means, as to any Person, any law, statute, rule, treaty, regulation, or determination of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which any such Person or any of its properties may be bound or affected.

         "RESIDUAL FINANCING AGREEMENTS" means this Agreement and any or all Other Residual Financing Agreements, as the context may require.

         "RESPONSIBLE OFFICER" means the president, chief executive officer, chief financial officer, any executive vice president, secretary, vice president-finance, comptroller or treasurer of Borrower, Guarantor or AMC, as applicable.

         "REVISED DATA FILE" has the meaning assigned thereto in Section 2.2(a) hereof.

         "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of June 1, 2001, among the Trust, as issuer, LBAC, as originator of the receivables and servicer, Borrower, as transferor, and The Chase Manhattan Bank, as indenture trustee, back-up servicer, custodian and trust collateral agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "SARR REINSURED SERIES" has the meaning assigned thereto in the Spread Account Agreement.

         "SECURITIZATION TRANSACTION" has the meaning assigned thereto in the recitals hereto.

         "SECURITY AGREEMENT" means the Security Agreement dated as of January 30, 1998 made by Long Beach Acceptance Corp., as Pledgor, in favor of Greenwich Capital Financial Products, Inc., as Pledgee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "SERIES SUPPLEMENT" has the meaning assigned thereto in the Spread Account Agreement.

         "SPREAD ACCOUNT AGREEMENT" means the Amended and Restated Master Spread Account Agreement dated as of June 1, 2001, among Borrower, the Note Insurer, the Indenture Trustee and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "TARGET ADVANCE RATE" means, as of any Calculation Date, 30%.

         "TRIGGER EVENT" shall have the meaning assigned to such term in the Spread Account Agreement.

         "TRUST" has the meaning assigned thereto in the Trust Agreement.

         "TRUST AGREEMENT" means the Trust Agreement dated as of November 1, 2000, between Borrower, as transferor, and Wilmington Trust Company, as owner trustee, as amended and restated as of December 1, 2000, and as otherwise amended, supplemented or modified from time to time in accordance with the terms thereof.

         "2000-1 AGREEMENT" has the meaning assigned thereto in clause (v) of the definition of Other Residual Financing Agreement.

         "2000-2 AGREEMENT" has the meaning assigned thereto in clause (vi) of the definition of Other Residual Funding Agreement.

         "VALUATION MODEL" means a proprietary cash flow valuation model in computer spread sheet form to be used by Lender in calculating the Present Value of the Collateral and making related calculations on each Calculation Date.

         "VALUATION RATES" means, collectively, the Prepayment Rate, the Average Constant Default Rate, the Recovery Rate and the Discount Rate.

         "VSI POLICY" has the meaning assigned thereto in Annex A to the Sale and Servicing Agreement, without giving effect to the proviso of such definition.

         "WAREHOUSE LENDING AGREEMENT" means the Warehouse Lending Agreement dated as of January 30, 1998 between Long Beach Acceptance Corp., as Borrower, and Greenwich Capital Financial Products, Inc., as Lender, as amended by Amendment No. 1 thereto, dated as of January 30, 1998, Amendment No. 2 thereto, dated as of December 16, 1998, the Renewal and Amendment Agreement dated as of January 29, 1999, Amendment No. 3 thereto, dated as of September 1, 1999, Renewal and Amendment Agreement No. 2, dated as of January 26, 2000 and Renewal and Amendment Agreement No. 3, dated as of February 2, 2001, and as otherwise amended, supplemented or modified from time to time in accordance with the terms thereof.

         "WAREHOUSE OBLIGATIONS" means the Obligations (as defined in the Warehouse Lending Agreement) under the Warehouse Lending Agreement.

         Capitalized terms used but not defined herein shall have the meanings assigned thereto in Annex A to the Sale and Servicing Agreement.

2.  The Loans.

2.1. AGREEMENT TO LEND. Subject to the terms and conditions of this Agreement, (i) Lender agrees to lend to Borrower on the Closing Date, an aggregate principal amount not to exceed Four Million, Nine Hundred Seven Thousand, Two Hundred Fifty-nine Dollars and Zero Cents ($4,907,259.00) (the CLOSING LOAN") and (ii) Lender agrees to lend to Borrower on any Business Day that occurs during the Availability Period (subject to the provisions of Section 2.2 below) an aggregate principal amount not to exceed One Million, Five Hundred Twenty-one Thousand, Nine Hundred Forty-nine Dollars and Eighty Cents ($1,521,949.80) (the "PRE-FUNDING LOAN"), such Loans being secured by the Collateral; PROVIDED, HOWEVER, that after giving effect to the Pre-Funding Loan, the Advance Rate shall not exceed the Target Advance Rate.

2.2. PROCEDURE FOR PRE-FUNDING LOAN. (a) The Borrower may request the making of the Pre-Funding Loan hereunder by delivering to Lender a notice in the form of Exhibit D hereto (a "NOTICE OF BORROWING") not later than 12:00 noon, New York City time, on any Business Day during the Availability Period, appropriately completed to specify the aggregate amount of the Pre-Funding Loan requested. The Notice of Borrowing shall be accompanied or preceded (provided that the Notice of Borrowing must be delivered to Lender in the calendar month in which Lender receives the relevant Initial Data File) by a data file (an "INITIAL DATA FILE") relating to the Pre-Funding Originations as of the close of business on the last day of the calendar month immediately preceding the month in which the Subsequent Transfer of the Pre-Funding Originations are to be made in a format consistent with the data file relating to the Initial Receivables delivered to Lender. If the Initial Data File is received by Lender by no later than 12:00 noon, New York City time, on any Business Day during the Availability Period, Lender shall, by no later than 5:00 p.m., New York City time, on the third Business Day immediately succeeding the Business Day on which the Initial Data File is received by Lender, advise

Borrower as to whether the Initial Data File contains all data as is necessary and in such format, in each case as determined by Lender in its sole discretion, for Lender to confirm satisfaction of the Pre-Funding Origination Condition (an "ACCEPTABLE DATA FILE") with respect to the Subsequent Receivables. In the event that Lender advises Borrower that the Initial Data File is deficient in any respect, Borrower shall provide Lender with a revised data file (the "REVISED DATA FILE") relating to the Pre-Funding Originations as of the close of business on the last day of the calendar month immediately preceding the calendar month in which the Pre-Funding Loan is to be made. If the Revised Data File is received by Lender by no later than 12:00 noon, New York City time, on any Business Day during the Availability Period, Lender shall, by no later than 5:00 p.m., New York City time, on the immediately succeeding Business Day, advise Borrower as to whether such Revised Data File constitutes an Acceptable Data File. The foregoing procedures for delivery and approval of a Revised Data File may be repeated as often as is necessary during the Availability Period until such time as Lender advises Borrower that it has received an Acceptable Data File. If the Initial Data File or any Revised Data File is received by Lender after 12:00 noon, New York City time, on any Business Day, receipt by Lender of the Initial Data File or such Revised Data File, as applicable, shall be deemed to have occurred at 9:00 a.m., New York City time, on the immediately succeeding Business Day.

      (b) Subject to the prior or contemporaneous satisfaction of each condition precedent specified in Section 7.2 hereof during the Availability Period, Lender shall disburse the Pre-Funding Loan no later than the close of business on the Business Day immediately succeeding the Business Day on which Lender has received an Acceptable Data File.

2.3.  PROMISSORY NOTE.

      (a) Borrower's obligation to repay the Loans extended pursuant hereto and interest thereon shall be evidenced by a single promissory note of Borrower payable to the order of Lender, substantially in the form of EXHIBIT A hereto (as amended, supplemented or otherwise modified from time to time, the "PROMISSORY NOTE").

      (b) The date and amount of each Loan by Lender and the date and amount of each payment of principal made by Borrower shall be evidenced by entries made by Lender in its books and records kept by it in the normal course of its business. Borrower agrees and acknowledges that such books and records of Lender documenting actual amounts received from Borrower shall constitute PRIMA FACIE evidence of Borrower's indebtedness outstanding hereunder and under the Promissory Note.

2.4.  INTEREST.

      (a) Borrower agrees to pay to Lender interest on the unpaid principal amount of each Loan from and including the date such Loan is extended to but not including the date on which such Loan is paid in full. Interest shall accrue on an adjustable basis at a rate per annum equal to LIBOR plus the Margin. LIBOR with respect to the interest payment to be made on each Remittance Date shall be equal to LIBOR as determined on the related Interest Rate Determination Date. Accrued interest shall be payable in arrears on each Remittance Date, and on the date of repayment in full of each Loan.

      (b) If Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any principal, interest or other Obligation due and owing to Lender under this Agreement or the Promissory Note, and such failure to pay shall constitute an Event of Default, Borrower shall pay to Lender on demand such principal, interest or other Obligation together with interest on such principal, interest (to the extent permitted by applicable law) or other Obligation in default from and including the date such payment became due until payment thereof in full (after as well as before judgment) at a rate per annum equal to LIBOR plus five (5) percent per annum.

      (c) If, by the terms of this Agreement or the Promissory Note, Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount due hereunder and under the Promissory Note.

      (d) All interest payable hereunder shall be computed based on the actual number of days elapsed in a year of 360 days.

2.5. REPAYMENT OF THE LOANS. Subject to Section 8, (a) all Loans outstanding shall be repaid in full on the Maturity Date, together with accrued but unpaid interest thereon and (b) pursuant to the agreement described in Section 2.7(b), Borrower shall cause the Trust Collateral Agent to remit directly to Lender all distributions payable under the Sale and Servicing Agreement and the Spread Account Agreement to the Certificateholder until such time as all Loans and all other Obligations of Borrower to Lender hereunder are paid in full.

2.6. OPTIONAL PREPAYMENTS. Borrower may at any time and from time to time upon two (2) Business Days' prior written notice to Lender prepay any Loan in whole or in part, without premium, together with accrued interest to the date of such prepayment on the amount prepaid. Any amounts prepaid by Borrower hereunder may not be reborrowed.

2.7.  PAYMENT PROCEDURES.

      (a) Borrower agrees and acknowledges that Borrower will, immediately upon an Event of Default or an Other RF Event of Default (i) re-register any securities (other than the Certificate) delivered as Collateral hereunder into Lender's name and (ii) subject to Section 3.7 of the Trust Agreement, upon the request of Lender, re-register the Certificate in the name of a Bankruptcy Remote Entity designated by Lender.

      (b) On or prior to the Closing Date, Borrower will provide Trust Collateral Agent under the Sale and Servicing Agreement with a notice providing for, among other things, all remittances on the Certificate to be paid to Lender to the full extent of Borrower's Obligations to Lender hereunder and Borrower's Other RF Obligations to Lender under the Other Residual Financing Agreements, which notice to Trust Collateral Agent will be irrevocable for so long as any of the Obligations or Other RF Obligations remain outstanding (unless otherwise consented to in writing by Lender). All amounts received in respect of the Certificate or other Collateral will be applied as set forth in Section 3.15. Any amounts received by Lender in excess of the

Obligations and Other RF Obligations due and owing to Lender shall be remitted by Lender to Borrower. Any amounts received by Lender pursuant to this Section 2.7(b) prior to 6:00 p.m., New York City time, on any Business Day shall be deemed to be received on such Business Day, and any amounts received by Lender after 6:00 p.m., New York City time, on any Business Day shall be deemed to be received on the next succeeding Business Day.

      (c) All payments to Lender hereunder or under the Promissory Note shall be made in immediately available funds, and free and clear of and without deduction for any taxes, levies, duties, charges, counterclaims, set-offs, fees or withholdings of any nature hereafter imposed, assessed or collected, not later than the due date for such payment through the Federal Reserve Fedwire System for credit to the account of Lender (Account No. 140095961 at The Chase Manhattan Bank, ABA No. 021000021, or such other account or accounts as Lender shall specify to Borrower in writing no later than one Business Day prior to the related due date).

      (d) Any payments made hereunder shall be applied first against costs and expenses due hereunder pursuant to Section 9.1; then against default interest, if any; then against interest due on the Loans; and thereafter against the unpaid principal of the Loans.

2.8. INDEMNITY. Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of any acceleration of the maturity of any Loan by Lender in accordance with the terms of this Agreement, including, but not limited to, any cost, loss or expense arising in liquidating the Loans and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loans hereunder. In the event Borrower is required to make any payment pursuant to this Section 2.8, Lender shall provide to Borrower in writing the basis upon which such charges were calculated in reasonable detail.

2.9. ILLEGALITY; SUBSTITUTED INTEREST RATE. Notwithstanding any other provisions herein, (a) if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain the Loans at LIBOR as contemplated by this Agreement, or (b) in the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that by reason of circumstances affecting the LIBOR interbank market either adequate and reasonable means do not exist for ascertaining LIBOR, (x) the obligation of Lender to make or maintain the Loans at LIBOR shall forthwith be suspended and Lender shall promptly notify Borrower thereof (by telephone confirmed in writing) and (y) the Loans shall, from and including the next Remittance Date, or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of the Prime Rate and the rate of interest (including the Margin) in effect on the date immediately preceding the date any event described in clause (a) or (b) occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If any such conversion of LIBOR to the Prime Rate is made on a day which is not a Remittance Date, Borrower shall pay to Lender such amounts, if any, as may be required to compensate Lender for any cost, loss or expense which Lender may incur as a consequence of such conversion on a day which is not a Remittance Date, including any interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loans. If subsequent to such suspension of the obligation of Lender to make or maintain the Loans at LIBOR it becomes lawful for Lender to make or maintain the Loans at LIBOR, or the circumstances described in clause (b) above no longer exist,

Lender shall so notify Borrower and the LIBOR-based rate on the Loans shall be reinstated effective as of the date it becomes lawful for Lender to make or maintain the Loans at LIBOR, or the circumstances described in clause (b) above no longer exist.

2.10. LIMITED RECOURSE. The Obligations of Borrower hereunder shall be limited in recourse to the property and assets of Borrower which Borrower pledges on the date hereof, or may hereinafter from time to time pledge, as Collateral pursuant to the terms of this Agreement (the "RECOURSE PROPERTY"). To the extent that the Recourse Property is insufficient to satisfy the Obligations of Borrower hereunder, Lender shall have no claim against Borrower or any property or assets of Borrower that are not on the date hereof or have not been, as of the applicable date, so pledged. Notwithstanding the foregoing, however, the Obligations of Guarantor hereunder and under the Guarantee shall be fully recourse to Guarantor and all property and assets of Guarantor, whether now owned or hereinafter acquired, and Guarantor shall remain liable for all Obligations of Borrower hereunder pursuant to the terms of the Guarantee.

3.    Grant of Security Interest; Eligible Collateral.

3.1. VALID SECURITY INTEREST. As security for the prompt and complete payment when due (whether at the Maturity Date, by acceleration or otherwise) of the Obligations, Other RF Obligations and Warehouse Obligations, Borrower hereby pledges, assigns and transfers to Lender and its successors, endorsees, transferees and assigns and hereby grants to Lender and its successors, endorsees, transferees and assigns a continuing, first priority security interest in all of Borrower's right, title and interest in the following property, whether now owned by Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to as "COLLATERAL"):

                                  (a) the Certificate delivered to and held by
                  Lender or its designee or agent and all rights to receive payments payable under the Sale and Servicing Agreement to the Certificateholder pursuant to the terms and provisions of the Sale and Servicing Agreement and the Spread Account Agreement;

                                  (b) any other cash, Eligible Securities, or
                  other property acceptable to Lender in its sole discretion and transferred or otherwise delivered to Lender or its agent from time to time and designated by Borrower as Collateral hereunder; and

                                  (c) all Proceeds of any of the foregoing,
                  including, in any event, all causes of action, claims and warranties now or hereafter held by Borrower or its designee or agent in respect of any of the foregoing, all shares, securities, moneys (including cash) or property representing a current dividend, collection, income or distribution on any of the Pledged Securities or resulting from a split-up, revision, reclassification, or other like change of any of the Pledged Securities or otherwise received in exchange therefor, all current income, collections and distributions with respect to any of the foregoing and, to the extent related to any of the foregoing, all books, correspondence, files, records and other papers necessary to protect Lender's security interest hereunder.

3.2. FURTHER ASSURANCES. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and take any and all such further action required by Lender in order to ensure Lender has a valid, first priority, perfected security interest in the Collateral and for the purpose of preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby, taking actions which may be necessitated by the adoption of revisions to Article 9 of the Uniform Commercial Code, assigning or endorsing Collateral in blank or to Lender or its designee and delivering Collateral to Lender or Lender's Custodian. Borrower also hereby authorizes Lender to file any such financing or continuation statement in respect of the Collateral without the signature of Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

3.3. DATA REPORTING. Borrower and Guarantor will deliver or cause to be delivered to Lender: (a) copies of all reports, statements and certificates required to be delivered by Borrower or Guarantor to Lender or any other party pursuant to the Basic Documents; and (b) prompt notice of: (i) any material adverse developments with respect to pending or future litigation involving Borrower or Guarantor, if any, upon obtaining knowledge thereof;
(ii) any other developments which might materially and adversely affect the financial condition of Borrower or Guarantor, upon obtaining knowledge thereof; (iii) the acceleration of any debt obligation or the termination of any credit facility of Borrower or Guarantor, if any, and (iv) the amount and maturity of any debt assumed after the date hereof, if any, by Borrower or Guarantor.

3.4.  POWERS.

      (a) Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Agreement.

      (b) Borrower also authorizes Lender, from time to time if an Event of Default or Other RF Event of Default shall have occurred and be continuing, to execute and/or file and record, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

3.5. NO DUTY ON THE PART OF LENDER. The powers conferred on Lender under this Agreement are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, affiliates, agents or successors shall be responsible to Borrower for any act or failure to act hereunder, except for their gross negligence or willful misconduct.

3.6. PERFORMANCE BY LENDER OF BORROWER'S OBLIGATIONS. If Borrower fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the default rate applicable to the Loans as set forth in this Agreement, shall be payable by Borrower to Lender on demand, and Borrower's obligations to make such payments shall constitute Obligations secured by the Collateral pursuant to this Agreement.

3.7. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person.

3.8. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until the termination of the security interest created by this Agreement in accordance with Section 3.9 hereof.

3.9. TERMINATION. The security interest created by this Agreement shall not be released until the payment in full of the Obligations and Other RF Obligations shall have occurred and Lender's commitment under this Agreement shall have terminated; PROVIDED that if any payment, or any part thereof, of any of the Obligations or Other RF Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, Borrower or Guarantor or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

3.10. SEGREGATION OF FUNDS. All payments which are received by Borrower or Guarantor in connection with the Collateral contrary to any provision of this Agreement, the Guarantee or the Basic Documents shall be held by Borrower or Guarantor, as the case may be, in trust for Lender, segregated from all other funds of Borrower or Guarantor, as the case may be, and shall forthwith upon receipt by Borrower or Guarantor, as the case may be, be turned over to Lender in the exact form received by Borrower or Guarantor, respectively (duly endorsed by Borrower or Guarantor to Lender, if required), to be applied to the Obligations and Other RF Obligations.

3.11. THE SPREAD ACCOUNT. Lender acknowledges that pursuant to the Spread Account Agreement, Borrower, as holder of the Certificate, has pledged and created a security interest in certain funds and property in the account designated in the Spread Account Agreement as the "Series 2001-A Spread Account." Lender acknowledges that the pledge and grant of the security interest created herein in no way impairs or affects Borrower's pledge of such funds and property.

3.12. ADVANCE RATE MAINTENANCE; RELEASE OF EXCESS COLLATERAL.

      (a) Lender shall determine the Present Value of the Collateral and the Advance Rate monthly within five Business Days following each Remittance Date based upon the Valuation Rates as modified by the Valuation Model (each such date of determination, a "CALCULATION DATE").

      (b) After the first Calculation Date on which the Advance Rate exceeds the Maintenance Advance Rate, in the event that as of any Calculation Date (after such first Calculation Date) the Advance Rate exceeds the Maintenance Advance Rate, (i) Borrower shall, within one Business Day of such Calculation Date, pay down the Loans or pledge additional Collateral (and comply with the provisions of Section 8.2(b)(ii) in respect thereof) in the amount necessary to cause the Advance Rate not to exceed the Maintenance Advance Rate and (ii) until such time as the Advance Rate equals or is less than the Maintenance Advance Rate, all funds received by Borrower in respect of and Proceeds of all Collateral shall be remitted by Borrower to Lender and applied in the manner set forth in Section 2.7(c).

      (c) After the first Calculation Date on which the Advance Rate exceeds the Maintenance Advance Rate, in the event that at the determination of the Advance Rate as contemplated in Section 3.12(a) (after such first Calculation
Date) the Advance Rate is less than the Target Advance Rate by an amount such that, after giving effect to a release of a Pledged Security (such released security, a "DESIGNATED SECURITY") as Collateral hereunder, the Advance Rate would continue to be less than the Target Advance Rate, Borrower may request (subject to the conditions set forth in the next sentence) that Lender release such Designated Security to Borrower. So long as no Event of Default or Other RF Event of Default has occurred and is continuing and so long as the Additional Collateral Release Condition is satisfied, Lender will release and deliver such Designated Security to Borrower within five (5) Business Days following such request, unless Lender reasonably determines that, after giving effect to such release, the Advance Rate would no longer continue to be less than the Target Advance Rate.

3.13. VALUATION MODEL. Lender hereby agrees to provide to Borrower a copy of its Valuation Model on or before the Closing Date. In connection with Lender's provision of the Valuation Model to Borrower, Borrower, Guarantor and Lender each expressly acknowledge and agree as follows:

      (a) Lender shall be entitled, in the case of any manifest error or manifest inaccuracy contained in the Valuation Model, to revise or modify the Valuation Model to correct any such error or inaccuracy and shall, as soon as reasonably practicable, provide to Borrower a copy of such Valuation Model as so revised or modified. Following the provision of such revised or modified Valuation Model to Borrower, all calculations of the Present Value of the Collateral and all related calculations shall be made on all subsequent Calculation Dates in accordance with such Valuation Model as so revised or modified.

      (b) Borrower and Guarantor hereby acknowledge and agree that the Valuation Model is proprietary to Lender, and that the Valuation Model shall not be used by Borrower or Guarantor, or any of their respective affiliates, subsidiaries, directors, officers, agents or employees, as applicable (collectively, the "AMC GROUP"), for any purpose other than determining the Present Value of the Collateral and making relating calculations in connection therewith, and shall at all times be maintained by each member of the AMC Group as confidential.

      (c) Borrower and Guarantor further acknowledge and agree that Lender is furnishing the Valuation Model to Borrower solely as an accommodation in connection with the transactions contemplated by this Agreement. Lender makes no representation or warranty (whether express or implied, oral or written) as to the accuracy or completeness, or fitness for a particular use, of the Valuation Model, and assumes no responsibility whatsoever to any member of the AMC Group in connection with any use of such Valuation Model and, consequently, no member of the AMC Group is relying upon Lender or the Valuation Model in such regard.

      (d) In consideration of Lender's providing the Valuation Model to Borrower, for which Lender is not receiving any compensation, each member of the AMC Group hereby unconditionally and irrevocably releases and discharges Lender and its respective affiliates, directors, officers, agents, employees and representatives from, and agrees to indemnify, hold harmless and reimburse any such party or parties with respect to, any and all actions, liabilities, losses, damages or claims of any kind or nature whatsoever (including, without limitation, reasonable attorney's fees and expenses), as incurred, that may be imposed on or incurred by or asserted against any such party or parties in any way relating to or arising out of Lender's release of such Valuation Model to Borrower.

3.14. EXHIBIT G. Exhibit G hereto may be amended or supplemented from time to time by (i) written notice from Lender to Borrower of any such amendment or supplement or (ii) delivery by Lender to Borrower of a copy of Exhibit G as so amended or supplemented; PROVIDED that such amendment or supplement relates to one or more credit and security agreements or other similar agreements among Lender, Borrower and Guarantor. In addition, if Lender delivers changes to Exhibit G to any Other Residual Financing Agreement as provided therein, Exhibit G hereto shall automatically and without further action be amended by such changes; PROVIDED that such change relates to one or more credit and security agreements or other similar agreements among Lender, Borrower and Guarantor. For all purposes of the Warehouse Lending Agreement and the Security Agreement, EXHIBIT G hereto will be deemed to be designated as "SCHEDULE G."

3.15. PAYMENT OF EXCESS CASH FLOW.  Upon receiving a distribution pursuant to
Section 2.5(b) or Section 2.7(b) hereof, as applicable, in respect of amounts distributable to the Certificateholder under the Sale and Servicing Agreement and the Spread Account Agreement, (a) if a GCFP Trigger Event shall not have occurred and be continuing, Lender shall apply such distribution in the following manner and order of priority: FIRST, 100% of such distribution shall be applied by Lender to reduce to zero all Obligations and Other RF Obligations, as applicable, under each Crossed Residual Financing Agreement pursuant to the Crossed Paydown Method, and SECOND, the remainder of such distribution shall be applied by Lender to reduce to zero any outstanding Other RF Obligations, or (b) if a GCFP Trigger Event has occurred and is continuing with respect to a Crossed Residual Financing Agreement, Lender shall apply such distribution in the following manner and order of priority:
FIRST, 100% of such distribution shall be applied to reduce to zero all Obligations or Other RF Obligations, as applicable, arising under such Crossed Residual Financing Agreement and, second, if such GCFP Trigger Event has an adverse affect on any other Crossed Residual Financing Agreement, the remaining amount of such distribution, if any, shall be applied to reduce to zero all Obligations and Other RF Obligations, as applicable, arising under such other Crossed Residual Financing Agreements pursuant to the Crossed Payment Method.

3.16. EXHIBIT J. Exhibit J hereto may be amended or supplemented from time to time by (i) written notice from Lender to Borrower of any such amendment or supplement or (ii) delivery by Lender to Borrower of a copy of Exhibit J as so amended or supplemented; PROVIDED that (a) such amendment or supplement relates to one or more credit and security agreements or other similar agreements among Lender, Borrower and Guarantor, and (b) such credit and security agreement relates to the financing of a certificate issued in connection with a SARR Reinsured Series, the spread account relating to which is crossed, pursuant to the related Spread Account Agreement or any other spread account agreement relating thereto, with the spread account of one or more of the Crossed Residual Financing Agreements listed on Exhibit J, whether at present so listed or hereafter added to Exhibit J. In addition, if Lender delivers changes to Exhibit J to any Other Residual Financing Agreement as provided therein, Exhibit J hereto shall automatically and without further action be amended by such changes; PROVIDED that such change relates to one or more credit and security agreements or other similar agreements among Lender, Borrower and Guarantor.

4.    Representations and Warranties.

      Each of Borrower and Guarantor hereby represents and warrants to Lender as of the date of this Agreement and on an ongoing basis on each date that any Loan is outstanding hereunder as follows:

4.1. ORGANIZATION. It is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects.

4.2. POWER AND AUTHORITY. It has all requisite corporate power and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted (except as could not reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects), and to execute and deliver and perform its obligations under this Agreement, including the pledge and delivery of Collateral hereunder, and, in the case of Borrower, the Promissory Note, and, in the case of Guarantor, the Guarantee.

4.3. AUTHORIZATION OF BORROWING. All appropriate and necessary action has been taken by it to authorize the execution and delivery of this Agreement and, in the case of Borrower, the Promissory Note, and, in the case of Guarantor, the Guarantee, and to authorize the performance and observance of the terms hereof and thereof.

4.4. AGREEMENT BINDING. This Agreement, the Promissory Note and Guarantee, when executed and delivered for value will be duly executed and delivered and will constitute a legal, valid and binding obligation of Borrower and Guarantor, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by laws governing insolvency or creditors' rights generally and general equity principles. The execution, delivery and performance of this Agreement, the Promissory Note and the Guarantee does not and will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which Borrower or Guarantor is a party or by which it is bound.

4.5. COMPLIANCE WITH LAW. It is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on its financial condition, operation, business or prospects. It has filed all tax returns required to be filed and has paid all taxes due in respect of the ownership of its assets or the conduct of its operations except (a) to the extent that the payment of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof, or (b) with respect to such returns and/or taxes which are not material in either nature or amount such that any failure to file such returns or pay such taxes would not materially and adversely affect its financial condition, operations, business or prospects.

4.6. CONSENTS. All licenses, consents and approvals required from and all registrations and filings required to be made with any governmental or other public body or authority for the making and performance by Borrower of this Agreement and the Promissory Note and by Guarantor of this Agreement and the Guarantee have been obtained and are in effect, except as could not reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects or on its ability to perform the Obligations.

4.7. LITIGATION. Except for those actions, suits or proceedings, if any, listed on Exhibit F hereto, there is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the best of its knowledge, threatened against or affecting it which, if determined adversely, may reasonably be expected to have a material adverse effect on its business, operations or financial condition.

4.8. FINANCIAL STATEMENTS. The unaudited balance sheets of Guarantor as at April 30, 2001 and the related statements of income for the fiscal periods ended on such date, heretofore furnished to Lender, are complete and correct in all material respects and fairly present the financial condition of Guarantor as at said date (subject to normal year-end audit adjustments), all in accordance with U.S. generally accepted accounting principles applied on a consistent basis. On said dates, Guarantor had no material contingent liabilities, liabilities for taxes, unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in said balance sheets as at said dates. Since April 30, 2001 there has been no material adverse change in the operations, condition (financial or otherwise), business or prospects of Guarantor from that set forth in said financial statements as at said date.

4.9. OTHER OBLIGATIONS. It is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Basic Documents or in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a material adverse effect on its business, operations or financial condition.

4.10. REGULATION U. No proceeds of any Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a "purpose credit" within the meaning of Regulation U.

4.11. INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

4.12. CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower is located at One Mack Centre Drive, Paramus, New Jersey 07652.

4.13. COLLATERAL SECURITY.

      (a) Except for the Liens granted to Lender pursuant to this Agreement and Liens referred to in Section 3.11, Borrower owns and will own each item which it pledges on the date hereof or may hereinafter pledge as Collateral, free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed in favor of Lender pursuant to this Agreement, and except in connection with the security interest referred to in Section 3.11.

      (b) This Agreement is effective to create, as collateral security for the Obligations, the Other RF Obligations and the Warehouse Obligations valid and enforceable Liens on the Collateral in favor of Lender.

      (c) Upon filing of the financing statements delivered to Lender by Borrower on the Closing Date with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware (which financing statements are in proper form for filing in such jurisdictions) and the delivery to, and continuing possession by, Lender or its nominee of the Pledged Securities, the Liens created pursuant to this Agreement will constitute a first priority perfected security interest in the Collateral in favor of Lender (except to the extent the Collateral may be deemed to represent funds on deposit in the Spread Account as referred to in Section 3.11), which Liens will be prior to all other Liens of all other Persons and which Liens are enforceable as such as against all other Persons.

4.14. OWNERSHIP OF PROPERTIES. Borrower has good and marketable title to any and all of its properties and assets free and clear of Liens, except as contemplated by this Agreement and the Basic Documents, and except for Liens as may have been or may be created on property other than the Collateral in connection with past or future securitizations of receivables.

4.15. FULL DISCLOSURE. No representation or warranty made by or on behalf of Borrower or Guarantor contained in this Agreement or the Guarantee and no written information or information in any certificate, financial statement or report furnished or to be furnished by or on behalf of Borrower or Guarantor (including without limitation the information to be furnished pursuant to Section 2.2 hereof) hereunder or thereunder or in connection with the transactions contemplated hereby or thereby contains or will contain an untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading.

4.16. ERISA. Set forth on Schedule 4.16 hereto is a list of all Plans, if any, maintained by Borrower or Guarantor or any of their respective subsidiaries (as applicable). Except as may be set forth on such schedule, neither Borrower nor Guarantor nor any of their respective subsidiaries (as applicable) maintains any Plans, and each of Borrower and Guarantor agrees to notify Lender in advance of forming any Plans. Neither Borrower nor Guarantor nor any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. Each of Borrower and Guarantor will give notice if at any time it or any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plan or Multiemployer Plan. All Plans maintained by Borrower or Guarantor or any Commonly Controlled Entity are in substantial compliance with all applicable laws (including ERISA). Neither Borrower nor Guarantor is an employer under any Multiemployer Plan.

4.17. BASIC DOCUMENTS. Each of the representations and warranties made by it in the Basic Documents to which it is a party is true and correct; PROVIDED that this representation shall not be deemed to have been breached if (i) Borrower or Guarantor, as the case may be, shall have breached a representation or warranty contained in any Basic Document but such party shall have cured such breach within the applicable cure period, if any, set forth in the applicable Basic Document or (ii) Guarantor shall have breached any representation set forth in Section 3.2(b) of the Purchase Agreement, so long as (x) Guarantor complies with its obligations under Section 6.2 of the Purchase Agreement with respect to such breach or (y) AMC complies with its obligations under the AMC Guarantee in connection with Guarantor's obligations under Section 6.2 of the Purchase Agreement with respect to such breach.

5.    Affirmative Covenants.

      Each of Borrower and Guarantor (where indicated) hereby covenants to Lender that, until the payment in full and final performance of all of Borrower's and Guarantor's obligations to Lender under this Agreement, the Promissory Note and the Guarantee, it shall perform the following obligations:

5.1.  NOTICE.

      (a) Each of Borrower and Guarantor shall promptly give notice to Lender and the Note Insurer of the occurrence of (i) any Default, Event of Default or Other RF Event of Default, specifying the event and the action which Borrower proposes to take with respect thereto, (ii) any event or occurrence which will or could reasonably be expected to adversely affect the collectibility of any of the Receivables or the ability of Guarantor to service such Receivables or the ability of Borrower or Guarantor to perform its respective obligations under any related documents or (iii) any other event or occurrence which individually or in the aggregate could reasonably be expected to materially and adversely affect Borrower's or Guarantor's financial condition, operations, business or prospects. Each of Borrower and Guarantor agrees to provide contemporaneously to AMC a copy of any notice provided to Lender pursuant to the preceding sentence; PROVIDED that failure of Borrower or Guarantor to deliver such notice to AMC shall not in any way affect (i) the obligations or liabilities of AMC under the AMC Guarantee, (ii) any rights of Lender with respect to AMC or (iii) any other provisions or any interpretation of this Agreement, the Guarantee, the AMC Guarantee or any document related thereto.

      (b) Borrower shall provide Lender promptly with copies of all notices which it is required to deliver to the Trust Collateral Agent, the Owner Trustee and/or the Indenture Trustee pursuant to the terms of the Sale and Servicing Agreement, the Trust Agreement and/or the Indenture, as applicable.

5.2. TAXES. Each of Borrower and Guarantor shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that Borrower or Guarantor shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of Borrower or Guarantor, respectively.

5.3. SEPARATE EXISTENCE: NO COMMINGLING. Borrower shall maintain separate books and records and accounts in order to maintain a separate and distinct corporate identity from any other entity, including Guarantor and AMC and any of Borrower's other affiliates. Borrower shall not commingle any of its funds with the funds of any other such entity.

5.4. FINANCING STATEMENTS. At the request of Lender, each of Borrower and Guarantor shall execute (i) such financing statements as may be necessitated by the adoption of revisions to Article 9 of the Uniform Commercial Code and
(ii) such other financing statements as Lender determines may be required by law to perfect, maintain and protect the interest of Lender in the Collateral and in the Proceeds thereof.

5.5.  BOOKS AND RECORDS; OTHER INFORMATION.

      (a) Borrower shall maintain accurate and complete books and records with respect to the Collateral and Borrower's business. All accounting books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

      (b) Only to the extent reasonably necessary to protect Lender's interest hereunder, each of Borrower and Guarantor shall, and shall (as applicable) cause each of its respective subsidiaries to, permit any representative of Lender to visit and inspect any of the properties of Borrower or Guarantor to examine the books and records of Borrower or Guarantor and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition

(financial or otherwise) or prospects of Borrower or Guarantor and each such subsidiary or any of the Collateral with the officers and independent public accountants thereof and as often as Lender may reasonably request, and so long as no Default or Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable notice. In connection with the matters described in this Section 5.5(b), Lender shall not at any time use or disclose to any Person, except to any professional adviser who needs to know such information in connection with the transactions contemplated hereby, or except in connection with any litigation or arbitral proceedings commenced by or against Lender or any of its affiliates, any information that may be within or may come to its or their knowledge if such information is of a type that would generally be expected to be held as confidential; PROVIDED that the foregoing shall not apply to the extent that such information was (i) previously known by Lender from sources other than Borrower or Guarantor or their respective directors, officers or agents, (ii) in the public domain through no fault of Lender,
(iii) lawfully acquired by Lender on a non-confidential basis from other sources who are not known by Lender to be bound by a confidentiality agreement with Borrower or Guarantor or (iv) required to be disclosed by judicial or administrative process or by any other Requirement of Law.

      (c) Each of Borrower and Guarantor shall provide to Lender all information regarding their respective operations and practices as Lender shall reasonably request in writing.

5.6. PAYMENT OF FEES AND EXPENSES. Each of Borrower and Guarantor shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with the return of payments deposited from Borrower or Guarantor, as applicable, for collection by Lender.

5.7. CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT. Each of Borrower and Guarantor shall continue in business in a prudent, reasonable and lawful manner with all licenses, permits, and qualifications necessary to perform its respective obligations under this Agreement and the Guarantee, except where failure to do so could not reasonably be expected to materially and adversely affect such performance or the enforceability of Lender's security interest in the Collateral.

5.8. FINANCIAL STATEMENTS AND ACCESS TO RECORDS. Each of Borrower and Guarantor shall provide Lender with quarterly unaudited financial statements within sixty (60) days of the end of each of Guarantor's and Borrower's first three fiscal quarters, and Guarantor will provide Lender with audited annual financial statements within one hundred twenty (120) days of each of Guarantor's and Borrower's fiscal year-end audited by a nationally recognized independent certified public accounting firm. Upon request of Lender, each of Borrower and Guarantor shall provide Lender with unaudited monthly financial statements. Each of Borrower and Guarantor shall deliver to Lender with each financial statement a certificate by each of Borrower's and Guarantor's chief financial officer, certifying that (i) such financial statements are complete and correct in all material respects, (ii) Borrower is in compliance with the covenants set forth in Sections 5 and 6 of this Agreement and (iii) that, except as noted in such certificate, such chief financial officer has no knowledge of any Default or Event of Default or of any event that has occurred and is continuing which with notice or lapse of time or both would become a Default or Event of Default.

5.9. FINANCIAL CONDITION. Guarantor shall maintain on a consolidated basis a net worth calculated in accordance with GAAP (including advances and loans from AMC or its affiliates (other than subsidiaries of Guarantor) to Guarantor and subordinated debt with maturities exceeding three years) of at least $5 million.

5.10. LITIGATION MATTERS. Borrower and/or Guarantor shall notify Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may reasonably be expected to materially and adversely affect the operations, financial condition or business of Borrower or Guarantor or Borrower's or Guarantor's ability to perform under this Agreement or involve Lender's security interest in the Collateral or other rights under this Agreement, the Promissory Note or the Guarantee.

5.11. FULFILLMENT OF OBLIGATIONS. Each of Borrower and Guarantor shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of Borrower or Guarantor, as the case may be, and except to the extent that the failure to do so could not individually or in the aggregate reasonably be expected to materially and adversely affect the financial condition, operations, business or prospects of Borrower or Guarantor, as the case may be.

5.12. NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE. Borrower will provide Lender with not less than 30 days prior written notice of any change in the chief executive office or state of incorporation of Borrower to permit Lender to make any additional filings necessary to continue Lender's perfected security interest in the Collateral.

5.13. COMPLIANCE WITH LAWS, ETC. Each of Borrower and Guarantor shall, and shall cause each of its respective subsidiaries (as applicable) to, comply
(i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Basic Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Receivables, if the failure to comply therewith could, individually or in the aggregate, reasonably be expected to materially and adversely affect the financial condition, operations, business or prospects of Borrower or Guarantor, as the case may be.

5.14. INFORMATION SHEET. By 1:00 p.m. (New York City time), on each Payment Date, Guarantor shall deliver to Lender an information sheet indicating the Average Constant Default Rate, the Prepayment Rate, the Recovery Rate and notice of the occurrence of any GCFP Trigger Event and the continuance thereof for the related Collection Periods.

5.15. [RESERVED].

5.16. MATERIAL ADVERSE CHANGE. Each of Borrower and Guarantor shall promptly give written notice to Lender of Borrower or Guarantor, as applicable, of its obtaining knowledge of or its discovery of a material adverse change in the business, operations, prospects or condition (financial or otherwise) of Borrower, Guarantor or AMC, which in Borrower's or Guarantor's, as applicable, good faith, reasonable judgment gives Borrower or Guarantor, as applicable, reasonable cause to believe that as a result of such event (x) Borrower may be unable to fulfill its obligations hereunder, (y) Guarantor may be unable to fulfill its obligations under the Guarantee or (z) AMC may be unable to fulfill its obligations under the AMC Guarantee.

6.    Negative Covenants.

      Each of Borrower and Guarantor (where indicated) hereby covenants to Lender that, until the payment in full and final performance of all of Borrower's and Guarantor's respective obligations to Lender under this Agreement, the Promissory Note and the Guarantee, without Lender's prior written consent (which shall not be unreasonably withheld), it shall be subject to the following restrictions:

6.1. ADVERSE TRANSACTIONS. Neither Borrower nor Guarantor shall enter into any transaction (including without limitation any Series Supplement (as such term is defined in the Spread Account Agreement)) which adversely affects the Collateral or Lender's rights under this Agreement, the Promissory Note or the Guarantee.

6.2. GUARANTIES. Neither Borrower nor Guarantor shall guarantee or otherwise in any way become liable with respect to the obligations or liabilities, of any other Person if any such action would constitute a breach of the covenant contained in Section 5.9 hereof, except (a) for the obligations of affiliates of Borrower or Guarantor to Lender and (b) by customary endorsement of instruments or items of payment for deposit to the general account of Borrower or Guarantor or for delivery to Lender.

6.3. CORPORATE DOCUMENTS. Borrower will not amend or modify any provision of its Certificate of Incorporation or by-laws without Lender's prior written consent.

6.4. INVESTMENTS; DIVIDENDS. The covenants set forth in this Section 6.4 shall be effective unless (i) the Advance Rate shall be less than 15% (provided that until the first Calculation Date on which the Advance Rate exceeds the Maintenance Advance Rate, the Present Value of the Collateral used to calculate such Advance Rate shall be the Present Value of the Collateral as of the close of business on the Closing Date) or (ii) the net worth of AMC calculated in accordance with generally accepted accounting principles shall be greater than $75 million (and such covenants shall be reinstated if neither of the foregoing conditions remains satisfied):

                (a) INVESTMENTS. Neither Borrower nor Guarantor shall make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business or in connection with the future securitization of receivables.

                (b) DIVIDENDS. Guarantor shall not declare or pay any dividends.

6.5.  LOANS; CAPITAL STRUCTURE; AFFILIATES.  The covenants set forth in this
Section 6.5 shall become effective (i) upon written notice from Lender to Borrower and Guarantor that Lender has determined a material adverse change as described in Section 8.1(n) hereof has occurred or (ii) in the event that AMC shall have breached the net worth covenant set forth in Section 10(g) of the AMC Guarantee:

      (a) LOANS. Except for routine and customary salary advances or loans to employees in connection with relocation expenses consistent with past practice of AMC and its affiliates, neither Borrower nor Guarantor shall make any unsecured loans or other advances of money to officers, directors, employees, stockholders, or affiliates in excess of $50,000 in the aggregate. Other than the indebtedness under this Agreement and the Promissory Note, neither Borrower nor Guarantor shall incur any long term or working capital debt (i) if such action would constitute a breach of the covenant contained in Section 5.9 hereof or (ii) secured by Collateral.

      (b) CHANGES IN CAPITAL STRUCTURE OR BUSINESS OBJECTIVES. Neither Borrower nor Guarantor shall do any of the following if it will adversely affect the payment or performance of, or Borrower's and Guarantor's ability to pay and/or perform, its obligations to Lender with respect to this Agreement, the Promissory Note and the Guarantee: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's or Guarantor's stock, except in connection with employment or similar agreements with officers and directors of Borrower or Guarantor consistent with past practice, or (ii) make any change in Borrower's or Guarantor's capital structure, or (iii) make any material change in any of its business objectives, purposes or operations which could reasonably be expected to adversely affect the payment or performance of, or Borrower's and Guarantor's ability to pay and/or perform, its obligations to Lender with respect to this Agreement, the Promissory Note or the Guarantee.

      (c) TRANSACTIONS WITH AFFILIATES. Neither Borrower nor Guarantor shall enter into, or be a party to, any transaction with any affiliate or stockholder of Borrower or Guarantor, except, consistent with Borrower's or Guarantor's practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's and Guarantor's business and upon fair and reasonable terms (which Borrower agrees to discuss with Lender from time to time upon Lender's request) which are not materially less favorable than would be obtained in a comparable arm's length transaction with a person or entity not an affiliate or stockholder of Borrower or Guarantor.

6.6.  LIENS.

      (a) Borrower shall not grant or otherwise create any Lien on any of its properties except to Lender hereunder and to Lender under any Other Residual Financing Agreement.

      (b) Neither Borrower nor Guarantor shall grant or otherwise permit any Liens on the capital stock of Borrower, except to Financial Security Assurance Inc. under the Stock Pledge and Collateral Agency Agreement dated as of March 1, 1997 among Guarantor, as pledgor, Financial Security Assurance Inc., as pledgee, and Chase Bank of Texas, National Association , as collateral agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

6.7. VSI POLICIES. Borrower has obtained each VSI Policy and as of the Cutoff Date, one or more of such policies is in full force and effect with respect to each Receivable. Borrower shall not (a) replace any such VSI Policy with a substitute insurance policy unless
(i) the insurer issuing such replacement policy has a rating by A.M. Best of "A-" or higher and (ii) such replacement shall not adversely affect the Collateral or Lender's rights under this Agreement, the Promissory Note or the Guarantee, and (b) except as provided in clause (a) above, Borrower will not cancel or otherwise terminate any VSI Policy (or any replacement insurance policy) unless Lender has given its prior written consent to such cancellation or termination.

6.8. CUSTODIAN. Guarantor shall not, pursuant to Section 10.8(e) of the Sale and Servicing Agreement, assume the duties of Custodian without having obtained the prior written consent of Lender.

6.9.  CHANGE OF CONTROL.  No Change of Control shall occur.

7.    Conditions Precedent.

7.1. CONDITIONS PRECEDENT TO AGREEMENT. The obligations of Lender to extend to Borrower any Loan as described in this Agreement are subject to satisfaction of the following conditions on or prior to the Closing Date:

      (a) The receipt by Lender, concurrently with the signing of this Agreement and, with respect to paragraph (v) only, together with the financial statements to be delivered pursuant to this Agreement, in form and substance satisfactory to Lender, of the following:

                (i) Evidence of the authority of the persons executing this Agreement, the Promissory Note, the Guarantee and the AMC Guarantee and any other documents contemplated herein and therein, together with specimen signatures of such persons; and

                (ii) A certified copy of each of Borrower's, Guarantor's and AMC's Certificate of Incorporation and By-Laws and a good standing certificate from the State of Delaware and/or of California, as applicable, for each of Borrower, Guarantor and AMC; and

                (iii) Certified copies of all necessary resolutions of each of the Boards of Directors of Borrower, Guarantor and AMC authorizing the execution and delivery and performance under this Agreement, the Promissory Note, the Guarantee and the AMC Guarantee, as applicable; and

                (iv) The duly executed, original Promissory Note; and

                (v) A certificate, as of the date of signing of this Agreement, by the President, a Vice President, the Chief Financial Officer or the Treasurer of each of Borrower, Guarantor and AMC certifying that the representations and warranties contained in Section 4 hereof or in Section 9 of the AMC Guarantee, as the case may be, are true and correct, that each of Borrower, Guarantor and AMC, as the case may be, is in compliance with the covenants set forth in Sections 5 and 6 hereof or in Section 10 of the AMC Guarantee, as the case may be, and that no Default, Event of Default or Other RF Event of Default has occurred and is continuing; and

                (vi) The duly executed, original of the Guarantee and the AMC Guarantee; and

                (vii) The following opinions of counsel in form and substance satisfactory to Lender's counsel:

                                    (A) Standard corporate opinions of Borrower,
                      Guarantor and AMC regarding due authorization, execution, consents, material litigation and noncontravention, substantially in the form attached hereto as EXHIBIT E;

                                    (B) Enforceability of this Agreement, the
                      Promissory Note, the Guarantee and the AMC Guarantee;

                                    (C) Lien, priority and perfection opinions
                      relating to the pledge of Collateral pledged on the date hereof by Borrower to Lender;

                                    (D) Non-consolidation opinions as between
                      Borrower, Guarantor and AMC; and

                                    (E) Such other opinions as Lender's counsel
                      shall reasonably request; and

                (viii) A notice to the Trust Collateral Agent signed by Borrower to the effect set forth in Section 2.7(b);

                (ix) The duly executed, original Omnibus Amendment No. 6; and

                (x) Such other documents, certificates or financial or other information as Lender may reasonably request.

      (b) The consummation of the Securitization Transaction.

      (c) The Certificate shall have been delivered to Lender or its agent, together with appropriate instruments of transfer duly endorsed in blank, and together with a Medallion Guarantee with respect to the signature on the transfer power accompanying the Certificate delivered to Lender or its agent on the Closing Date.

      (d) Financing statements on Form UCC-1 naming Borrower as "debtor" and Lender as "secured party" and describing the Collateral as "collateral" thereunder, shall have been delivered to Lender in proper form for filing in each jurisdiction in which it is necessary to file to perfect a security interest therein.

7.2 CONDITIONS PRECEDENT TO THE PRE-FUNDING LOAN. In addition to each of the conditions precedent set forth in Section 7.1 being met, the obligation of Lender to extend the Pre-Funding Loan hereunder shall be subject to the following conditions:

      (a) Each of the representations and warranties made by Borrower and Guarantor in this Agreement and by AMC in the AMC Guarantee shall be true and correct as of the date on which the Pre-Funding Loan is extended;

      (b) There shall not have occurred and be continuing any Default, Event of Default or Other RF Event of Default and Borrower, Guarantor and AMC shall be in full compliance with all of their respective covenants and obligations under this Agreement, the Guarantee and the AMC Guarantee;

      (c) Lender shall have received the Notice of Borrowing described in
Section 2.2(a) hereof; and

      (d) The Pre-Funding Origination Condition shall have been satisfied as determined by Lender in its sole discretion.

8.    Events of Default.

8.1. EVENTS OF DEFAULT. Each of the following events and occurrences shall constitute an Event of Default under this Agreement if not cured within three Business Days of their occurrence unless the context of the provision indicates otherwise (provided that the events described in paragraphs (f), (g), (h), (i), (j) and (m) shall have no cure period):

      (a) Payment by or on behalf of Borrower shall fail to be made to Lender when due of principal or interest on any Loan or of any other Obligation.

      (b) Borrower fails to perform or observe any material provision of
Section 6 of this Agreement, or Guarantor fails to perform or observe any material provision of the Guarantee or AMC fails to perform or observe any material provision of the AMC Guarantee (such materiality in each case, as determined by Lender) and such failure to perform or observe continues unremedied for 30 days following the earlier to occur of (i) a Responsible Officer having actual knowledge of such failure to perform or observe and
(ii) written notice of such failure to perform or observe from Lender to Borrower, Guarantor or AMC, as the case may be.

      (c) Borrower shall fail to perform or observe any other provision of this Agreement (other than as referred to in Sections 8.1(a) or 8.1(b)) or the Promissory Note, or Guarantor shall fail to perform or observe any provision of this Agreement or the Guarantee (other than as referred to in Sections 8.1(a) or 8.1(b)), or AMC shall fail to perform or observe any material provision of the AMC Guarantee (other than as referred to in Sections 8.1(a) or 8.1(b)) within 30 days following the earlier of (i) a Responsible Officer having actual knowledge of such failure to perform or observe or (ii) written notice thereof from Lender; PROVIDED that any such failure to perform or observe Section 5.11 hereof caused solely by an event described in Section 8.1(d) shall constitute an Event of Default only as provided in Section 8.1(d).

      (d) Borrower, Guarantor or AMC shall fail to pay any money due under any other agreement, note, indenture or instrument evidencing, securing, guaranteeing or otherwise relating to indebtedness of Borrower, Guarantor or AMC for borrowed money, which failure to pay constitutes an event of default under any such agreement or instrument or constitutes a default thereunder and such default shall continue beyond the grace period (not to exceed one Business

Day), if any, therein specified and, in connection with such failure, the maturity of such indebtedness is accelerated; or Borrower, Guarantor or AMC shall default in the observance or performance of any other covenant or condition in any such agreement or instrument and such default shall continue beyond the grace period, if any, therein specified and, in connection with such default, the maturity of such indebtedness is accelerated; or any other event shall occur or condition shall exist if the effect of such event or condition is to accelerate the maturity of such indebtedness; or any such indebtedness shall be declared due and payable prior to the stated maturity thereof; other than, in each case, indebtedness with respect to which the failure to pay could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of Borrower, Guarantor or AMC, as the case may be.

      (e) Borrower, Guarantor or AMC receives notice, or a Responsible Officer has knowledge, of a breach by Borrower, Guarantor or AMC of any material representation, warranty or obligation contained in this Agreement, the Promissory Note, the Guarantee, the AMC Guarantee, the Basic Documents or in any other agreement with Lender; PROVIDED that (i) a breach by Borrower, Guarantor or AMC of a representation or warranty in a Basic Document shall not constitute an Event of Default hereunder if such party shall have cured such breach within the applicable cure period, if any, set forth in such Basic Document and (ii) a breach by Guarantor of the representations and warranties set forth in Section 3.2(b) of the Purchase Agreement shall not constitute an Event of Default hereunder so long as Guarantor complies with its obligations under Section 6.2 of the Purchase Agreement with respect to such breach; PROVIDED, FURTHER, that any such breach of Section 5.11 hereof caused solely by an event described in Section 8.1(d) shall constitute an Event of Default only as provided in Section 8.1(d).

      (f) The Collateral or any other assets of Borrower, Guarantor or AMC are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of Borrower, Guarantor or AMC and the same is not dissolved or dismissed within sixty (60) days thereafter except, in the case of Guarantor or AMC, where any such actions or events would not either individually or in the aggregate materially and adversely affect the financial condition, operations, business or prospects of Guarantor or AMC, as the case may be; an application is made by any Person other than Borrower, Guarantor or AMC for the appointment of a receiver, trustee, or custodian for the Collateral or a material portion of the assets of Borrower, Guarantor or AMC and the same is not dismissed within sixty (60) days after the application thereof, or Borrower, Guarantor or AMC shall have concealed, removed or permitted to be concealed or removed, in the case of Borrower, any part, and in the case of Guarantor or AMC, any material portion, of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

      (g) An application is made by Borrower, Guarantor or AMC for the appointment of a receiver, trustee or custodian for the Collateral or any other assets of Borrower, Guarantor or AMC; a petition under any section or chapter of the Bankruptcy Code or federal or state law or regulation shall be filed by Borrower, Guarantor or AMC, or Borrower, Guarantor or AMC shall make an assignment for the benefit of its creditors, or any case or proceeding shall be filed by

Borrower, Guarantor or AMC for its dissolution, liquidation, or termination, by Borrower, Guarantor or AMC, or Borrower, Guarantor or AMC ceases to conduct its business.

      (h) Borrower, Guarantor or AMC is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against Borrower, Guarantor or AMC, or any case or proceeding is filed against Borrower, Guarantor or AMC, for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry of filing thereof.

      (i) A notice of lien, levy or assessment is filed of record with respect to all or any assets of Borrower, Guarantor or AMC by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released within sixty (60) days after the filing and is material to the financial position of the respective entity, or if any taxes or debts become a lien or encumbrance upon the Collateral or any other affiliate's assets, and the same is not released within sixty (60) days after the same becomes a lien or encumbrance, except to the extent that such taxes or debts are being contested in good faith in appropriate proceedings, adequate reserves have been set aside for the payment thereof and notice of such proceedings and of the actions being taken in respect thereof have been provided to Lender.

      (j) Borrower, Guarantor or AMC becomes insolvent or admits in writing to its inability to pay its debts as they mature.

      (k) Guarantor shall at any time resign, or be terminated, as a servicer under any securitization.

      (l) Lender shall for any reason cease to have a first priority perfected security interest in the Collateral free and clear of all Liens, other than the Liens granted to Lender hereunder; PROVIDED that the Borrower shall have five days after Borrower obtains actual knowledge of such condition to cure such condition.

      (m) The Guarantee or the AMC Guarantee shall cease to be in full force and effect or the Guarantor or AMC or an officer or authorized representative acting on its behalf shall so assert.

      (n) Lender, in its good faith judgment, has reasonable cause to believe that there has been a material adverse change in (i) the Collateral, (ii) in Lender's rights under this Agreement, the Promissory Note, the Guarantee or the AMC Guarantee, or (iii) in the business, operations, prospects or condition (financial or otherwise) of Borrower, Guarantor or AMC (which, in the case of this clause (iii), has not been cured within three Business Days following written notice thereof from the Lender); PROVIDED that Lender, in its good faith judgement, has reasonable cause to believe that as a result of such event (x) Borrower may be unable to fulfill its obligations hereunder
(y) Guarantor may be unable to fulfill its obligations under the Guarantee or
(z) AMC may be unable to fulfill its obligations under the AMC Guarantee.

      (o) Borrower shall enter into a Series Supplement pursuant to the Spread Account Agreement relating to or otherwise affecting the collateral securing this Agreement and/or any

Other Residual Financing Agreement without having obtained the prior written consent of Lender.

8.2.  REMEDIES OF DEFAULT.

      (a) If not cured within the cure period, if any, provided within the relevant provision, then upon the continuance of such Event of Default Lender may, by notice to Borrower (which notice shall be deemed given automatically upon occurrence of an Event of Default referred to in paragraph (f), (g),
(h), (i) or (j)), terminate its commitment to make any Loans hereunder and/or declare immediately due and payable all principal, interest and other Obligations payable hereunder and under the Promissory Note by Borrower then due and payable that would otherwise be due after the date specified in the notice (or the date such notice is deemed given), whereupon all those amounts shall become immediately due and payable, all without further diligence, presentment, demand of payment, protest or notice of any kind, all of which are expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to Lender in this Agreement, the Guarantee and the AMC Guarantee and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, if an Event of Default or Other RF Event of Default shall occur and be continuing Lender may sell the Collateral in a commercially reasonable manner as determined by Lender (subject to the limitations set forth in the Trust Agreement), instituting suit in equity or instituting other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. If Lender opts to sell or otherwise dispose of the Collateral as one of its remedies upon an Event of Default or Other RF Event of Default, Borrower (subject to
Section 2.10) and Guarantor shall remain liable for any remaining deficiency upon applying the proceeds of such sale or other disposition against any and all Obligations and Other RF Obligations, including, without limitation, the reasonable fees and disbursements of any attorneys employed by Lender to collect such deficiency.

      (b) Without limitation to any of the provisions or remedies set forth in Section 8.2(a), if any Event of Default shall have occurred and be continuing, Borrower may, with the consent of Lender in Lender's sole discretion, (i) make a principal payment on the Loans in such amount as Lender shall specify or (ii) pledge additional Collateral having such value, as determined by Lender in its sole discretion, as Lender shall specify. If Lender consents to Borrower's taking such action as is described in this
Section 8.2(b) upon an Event of Default, Borrower (subject to Section 2.10) and Guarantor shall remain liable for any remaining deficiency between the amount of the Obligations and the amount of the principal payment or pledge of additional Collateral made pursuant hereto, and under no circumstances shall Lender's consent to such action be construed as a waiver of such deficiency or a modification of the Obligations.

      (c) In the event that Borrower shall hereinafter pledge any Collateral in addition to the Collateral pledged to Lender on the date hereof, Borrower shall, concurrently with such pledge, deliver to Lender an opinion of counsel in form and substance reasonably satisfactory to Lender regarding priority, perfection and the absence of Liens in respect of such Collateral.

      (d) Notwithstanding anything in Section 6.5 to the contrary, it is expressly understood and agreed that Lender shall have sole discretion in determining whether to enforce the covenants set forth in Section 6.5 or immediately to pursue the remedies set forth in this Section 8.2 upon the occurrence of a material adverse change as described in Section 8.1(n). Under no circumstances shall Lender's decision to enforce the covenants set forth in Section 6.5 following such a material adverse change be construed as a waiver of the Event of Default described in Section 8.1(n), or otherwise in any way modify, limit, delay or impair any rights which Lender would otherwise have pursuant to this Section 8.2.

      (e) Lender shall use its reasonable efforts to notify Guarantor and AMC upon the occurrence of an Event of Default; PROVIDED that the omission so to notify shall not relieve Guarantor or AMC from any liability which it may have to Lender (or extend the period of time within which performance is required by Guarantor or AMC) in connection with such Event of Default or from any of its respective obligations under the Guarantee or the AMC Guarantee, as the case may be.

9.    Miscellaneous.

9.1. PAYMENT OF EXPENSES, INDEMNITY, ETC. Each of Borrower and Guarantor jointly and severally agree to:

                (i) pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, modification or supplement to, or any waiver under, this Agreement or the Guarantee and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including without limitation the reasonable fees and disbursements of counsel to Lender; PROVIDED that, neither the Borrower nor Guarantor shall be obligated to reimburse Lender for the foregoing costs and expenses of counsel unless such costs and expenses are incurred in connection with:

                                    (A) the advice of counsel with respect to
                    (1) the performance of Borrower or Guarantor and/or any of their respective Affiliates under this Agreement, the Guarantee or any other document prepared in connection therewith or (2) (x) the rights of Lender under this Agreement, the Guarantee or any other document prepared in connection therewith and (y) Lender's rights relating to the Collateral (including, without limitation, its security interest therein), in each case in this clause (2) in connection with any change in the condition (financial or otherwise), operations, business or prospects of the Borrower or any of its Affiliates;

                                    (B) any waiver in respect of this Agreement,
                    the Guarantee or any other document prepared in connection therewith (whether or not executed or otherwise granted as provided therein);

                                    (C) any amendment, supplement or
                    modification in respect of this Agreement, the Guarantee or any other document prepared in connection herewith or therewith that is executed by the parties thereto as required by this Agreement or the Guarantee or any other document prepared in connection therewith, as the case may be; or

                                    (D) any proposed amendment, supplement or
                    modification in respect of this Agreement, the Guarantee or any other document prepared in connection herewith or therewith that is not executed by the parties thereto as required by such loan document if Borrower proposed or requested such amendment, supplement or modification;

                (ii) pay on demand all reasonable costs and expenses of Lender, including without limitation the reasonable fees and disbursements of counsel to Lender, in connection with the occurrence or continuance of a Default or Event of Default and the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of this Agreement or the Guarantee, the Collateral, any Obligation or any right, remedy, power or privilege of Lender hereunder or under the Guarantee;

                (iii) pay and hold Lender harmless from and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery, recording and filing of this Agreement or the Guarantee and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and

                (iv) indemnify Lender and its affiliates and each of their respective directors, officers, employees and agents and hold each of them harmless from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursement of counsel to Lender and such other parties, incurred by any of them in connection with, arising out of or in any way relating to (i) Borrower's, Guarantor's, AMC's, the Trust's or Lender's involvement (in the case of any such involvement of the Lender, provided such involvement is limited to Lender in, or as a result of, its capacity as Lender under this Agreement or under any Other Residual Financing Agreement) in, or the effect on any Receivable or any retail installment sale contract relating to the "Collateral" for any Other Residual Financing Agreement as a result of, any action, suit or proceeding listed in Exhibit F hereto or (ii) any other investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto), in connection with, arising out of or in any way related to this Agreement, the Guarantee, the Receivables, any other retail installment sale contract relating to the "Collateral" for any Other Residual Financing Agreement or any of the transactions contemplated herein or therein or any use of the proceeds of any Loan by Borrower; PROVIDED that Lender shall not be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct.

If and to the extent that the indemnity obligations of Borrower under this
Section 9.1 may be unenforceable for any reason, Borrower hereby agree to make the maximum contribution to the payment and satisfaction of each of such indemnity obligations which is permissible under applicable law.

9.2. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder Lender is hereby authorized at any time and from time to time, without notice to Borrower, Guarantor or to any other person or entity, any such notice being hereby expressly waived, to set-off against any obligation owing by Lender or any affiliate of Lender to Borrower or Guarantor, or against any funds or other property of Borrower or Guarantor held by or otherwise in the possession of Lender or any affiliate of Lender, the obligations and liabilities of Borrower to Lender under this Agreement or of Guarantor to Lender under its respective Guarantee, irrespective of whether or not Lender shall have made any demand hereunder or under the Guarantee.

9.3. AMENDMENTS. No provision of this Agreement may be amended, supplemented, modified or waived unless the same shall be in writing signed by Lender, Borrower and Guarantor and, solely in the case of amendments, supplements, modifications or waivers to Sections 2.10 and 9.5 hereof, without the prior written consent of the Note Insurer thereto.

9.4. WAIVER; CUMULATIVE RIGHTS. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Promissory Note or the Guarantee preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

9.5. NONPETITION COVENANT. Lender shall not, prior to the date which is one year and one day after the termination of each of the Indenture, the Trust Agreement and the Spread Account Agreement with respect to Borrower, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Borrower under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Borrower.

9.6. NON-AFFILIATION. Lender hereby agrees that, so long as it has any interest in the Certificate hereunder, it shall not become an affiliate of Borrower.

9.7. BINDING EFFECT. This Agreement shall be binding upon and shall be enforceable by Borrower, Guarantor and Lender and their respective successors and permitted assigns.

9.8. SURVIVAL. The provisions of Sections 3.13(b), (c) and (d) and 9.1 shall survive the execution and delivery of this Agreement and the payment in full of the Obligations, and in the case of Section 9.1, the Other RF Obligations.

9.9. GOVERNING LAW, ETC.; WAIVER OF TRIAL BY JURY. (A) THIS AGREEMENT AND THE PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROMISSORY NOTE, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HERETO IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (B) EACH OF BORROWER, LENDER AND GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (C) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS PERSONALLY DELIVERED OR TRANSMITTED BY REGISTERED MAIL TO THE ADDRESS SET FORTH FOR NOTICES IN SECTION 9.10; PROVIDED THAT UPON ANY SUCH SERVICE BY REGISTERED MAIL THE SENDING PARTY SHALL, SIMULTANEOUSLY THEREWITH, SEND NOTICE OF SUCH SERVICE TO THE OTHER PARTY VIA FACSIMILE TRANSMISSION. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.10. NOTICE.

      (a) Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid registered airmail, by facsimile, telegram or cable to the parties as follows:


To Lender:                   Greenwich Capital Financial Products, Inc.
                             600 Steamboat Road
                             Greenwich, Connecticut 06830
                             Attention:  Asset-Backed Finance
                             Telephone:  (203) 622-5666
                             Facsimile:  (203) 618-2164

                             WITH A COPY TO:

                             Greenwich Capital Financial Products, Inc.
                             600 Steamboat Road
                             Greenwich, Connecticut 06830
                             Attention:  General Counsel
                             Telephone:  (203) 625-6065
                             Facsimile:  (203) 629-4571

To Borrower:                 Long Beach Acceptance Receivables Corp.
                             One Mack Centre Drive
                             Paramus, New Jersey 07652
                             Attention:  General Counsel
                             Telephone:  (201) 262-5222
                             Facsimile:  (201) 262-6868

                             With copies to Guarantor and AMC as per clause (b) below.

To Guarantor:                Long Beach Acceptance Corp.
                             One Mack Centre Drive
                             Paramus, New Jersey 07652
                             Attention:  General Counsel
                             Telephone:  (201) 262-5222
                             Facsimile:  (201) 262-6868

To AMC:                      Ameriquest Mortgage Company
                             1100 Town and Country Road
                             Orange, CA  92868
                             Attention:  General Counsel
                             Telephone:  (714) 564-0060
                             Facsimile:  (714) 245-0970

To the Note
  Insurer:                   Financial Security Assurance Inc.
                             350 Park Avenue
                             New York, New York 10022
                             Attention:  Surveillance Department;
                             Re:  Long Beach Auto Receivables Trust
                             2001-A
                             Telephone:  (212) 826-0100
                             Facsimile:  (212) 339-3518; (212) 339-3529

      All notices and other communications shall be deemed to have been duly given on the date of receipt if delivered personally; the date five (5) calendar days after posting if transmitted by mail; or in the case of a facsimile, telegram or cable, at the time sent. Any party may change its address for purposes hereof by notice to the other.

      (b) Lender hereby agrees that it will provide to Guarantor and AMC copies of all notices it provides to Borrower hereunder.

9.11. SEVERABILITY. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

9.12. COUNTERPARTS. This Agreement may be signed in any number of counterparts which, taken together, shall constitute a full and original agreement for all purposes.

9.13. MERGER OR CONSOLIDATION. Any Person (i) into which Borrower or Guarantor may be merged or consolidated, (ii) resulting from any merger or consolidation to which Borrower or Guarantor is a party or (iii) succeeding to all or substantially all of the business of Borrower or Guarantor, PROVIDED that in any of the foregoing cases such Person shall execute an agreement of assumption to perform every obligation of Borrower or Guarantor, as the case may be, under this Agreement, and whether or not such assumption agreement is executed, shall be the successor to Borrower or Guarantor hereunder (without relieving Borrower or Guarantor of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement.

9.14. SUBSEQUENT ACTIONS. Each party shall, upon the written request of the other party from time to time after execution of this Agreement and without further consideration, execute such documents or take such action as may be reasonably necessary to carry out the purpose or intention of this Agreement.

9.15. ASSIGNABILITY. The rights and obligations of the parties under this Agreement shall not be assigned or otherwise transferred, by sale of participation interests or otherwise, by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that this Agreement may be assigned without such prior written consent to any Person who succeeds Borrower or Guarantor, as the case may be, as provided in Section 9.13.

9.16. CERTAIN REIMBURSEMENTS.

      (a) Notwithstanding Section 8 of the Guarantee or anything herein to the contrary, Borrower may on any Remittance Date reimburse Guarantor for any payments made under the Guarantee, so long as (i) all amounts owing to Lender on such Remittance Date have been paid, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Advance Rate shall be less than the then applicable Target Advance Rate (provided that until the first Calculation Date on which the Advance Rate exceeds the Maintenance Advance Rate, (x) the Present Value of the Collateral used to calculate such Advance Rate shall be the Present Value of the Collateral as of the close of business on the Closing Date and (y) the Advance Rate used in the calculation of the Target Advance Rate shall be based on the Present Value of the Collateral as of the close of business on the Closing Date).

      (b) Notwithstanding Section 8 of the AMC Guarantee or anything herein to the contrary, Borrower and/or Guarantor may on any Remittance Date reimburse AMC for any payments made under the Guarantee, so long as (i) all amounts owing to Lender on such Remittance Date have been paid, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Advance Rate shall be less than the then applicable Target Advance Rate (provided that until the first Calculation Date on which the Advance Rate exceeds the Maintenance Advance Rate, (x) the Present Value of the Collateral used to calculate such Advance Rate shall be the Present Value of the Collateral as of the close of business on the Closing Date and (y) the Advance Rate used in the calculation of the Target Advance Rate shall be based on the Present Value of the Collateral as of the close of business on the Closing Date).

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., Lender


                  By:      ________________________________________
                           Name:      Jere P. Dieck
                           Title:     Vice President



                  LONG BEACH ACCEPTANCE RECEIVABLES CORP., Borrower


                  By:      ________________________________________
                           Name:
                           Title:



                  LONG BEACH ACCEPTANCE CORP., Guarantor


                  By:      ________________________________________
                           Name:
                           Title:

                                                                   SCHEDULE 4.16


                                      PLANS


Borrower: None
Guarantor: None

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                 PROMISSORY NOTE


                                                                   June 13, 2001

Amount: U.S. $6,429,208.80

         FOR VALUE RECEIVED, LONG BEACH ACCEPTANCE RECEIVABLES CORP. (the "BORROWER") unconditionally promises to pay on the Maturity Date (as defined in the Agreement referred to below) to the order of Greenwich Capital Financial Products, Inc. (the "LENDER") in Federal or other immediately available funds in lawful money of the United States the principal sum of Six Million, Four Hundred Twenty-nine Thousand, Two Hundred Eight Dollars and Eighty Cents (U.S. $6,429,208.80) or, if less, the aggregate unpaid principal amount of the Loans made by Lender to Borrower pursuant to the Agreement, and to pay interest thereon from the date on which such Loan is made pursuant to
Section 2.1 of the Agreement until this Promissory Note is repaid in like money at the rates per annum and in the manner set forth in the Agreement.

         The principal of and interest on this Promissory Note shall be payable in immediately available funds without set-off or counterclaim, in the manner set forth in the Agreement.

         This Promissory Note is issued pursuant to the terms of a Credit and Security Agreement dated as of June 13, 2001 among Borrower, Lender and Long Beach Acceptance Corp., as Guarantor (as amended from time to time, the "AGREEMENT"), and is subject to the terms thereof and is entitled to the benefits therein provided.

         Upon the occurrence of an Event of Default (as defined in the Agreement), the principal of and accrued interest on this Promissory Note may be declared due and payable in the manner and with the effect provided in the Agreement, without presentment, demand, protest or notice of any kind, each of which is hereby expressly waived by Borrower.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                  LONG BEACH ACCEPTANCE RECEIVABLES CORP.


                                  By:      ________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                             FORM OF LBAC GUARANTEE


                                                                   June 13, 2001


Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Guarantee by Long Beach Acceptance Corp. of Credit and Security Agreement Dated as of June 13, 2001
                  --------------------------------------------------

Ladies and Gentlemen:

         1. For value received and in accordance with the terms of the Credit and Security Agreement, dated as of June 13, 2001 (the "AGREEMENT"), among Greenwich Capital Financial Products, Inc., as Lender ("LENDER"), Long Beach Acceptance Receivables Corp., as Borrower ("BORROWER"), and Long Beach Acceptance Corp., as Guarantor (the "GUARANTOR"), Guarantor hereby unconditionally and irrevocably guarantees to Lender, or any successor in interest of Lender, the due, punctual and complete payment and performance by Borrower when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise of the Obligations. Lender may make demands under this Guarantee for such amounts and performance from time to time. Guarantor hereby represents that its obligations hereunder do and shall rank PARI PASSU with all unsecured and unsubordinated indebtedness of Guarantor, as applicable. Terms used and not defined herein shall have the meanings assigned in the Agreement.

         2. Payments and performance required under this Guarantee shall be payable and performed whenever any amount or performance guaranteed hereunder has not been promptly made to Lender in accordance with the Agreement. When pursuing its rights and remedies hereunder against Guarantor, Lender may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by Lender to pursue the other rights, remedies, powers or privileges or to collect any payments from Borrower or any other Person or to realize upon any collateral security or guarantee or to exercise any right of offset, or any release of Borrower or any other Person or of any the collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of Lender against Guarantor.

         3. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the Guarantee or the Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated in accordance with the terms thereof, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee set forth herein or any property subject thereto. When making any demand hereunder against Guarantor, Lender may, but shall be under no obligation to, make a similar demand on Borrower or any other guarantor (including, without limitation, any other Guarantor), and any release of Borrower or the other guarantor (including, without limitation, any other Guarantor), shall not relieve any of its obligations or liabilities hereunder, and shall not impair or affect the rights, remedies, powers and privileges, express or implied, or as a matter of law, of Lender against Guarantor.

         4. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Lender upon the guarantee of Guarantor set forth herein or acceptance of the guarantee of Guarantor set forth herein; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee of Guarantor set forth herein; and all dealings between Borrower or Guarantor, on the one hand, and Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee of Guarantor set forth herein. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind to or upon Borrower or Guarantor with respect to the Obligations. The guarantee of Guarantor set forth herein shall be construed as a guarantee of payment, and not of collection.

         5. The guarantee set forth herein shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and permitted assigns, and shall inure to the benefit of Lender, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under the guarantee shall have been satisfied by payment in full and the commitment of Lender under the Agreement shall have been terminated.

         6. The guarantee set forth herein shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or Guarantor or any substantial part of its property, or otherwise, all as though the payments had not been made.

         7. All payments due hereunder shall be paid in immediately available funds after demand no later than 1:00 P.M. on the second Business Day following the date of such demand.

Demand shall be made in writing to Guarantor's office located at One Mack Centre Drive, Paramus, New Jersey 07652, or such other address in the United States which may be designated by Guarantor by written notice delivered to Lender.

         8. To the full extent permitted by law, Guarantor hereby waives all rights of subrogation, contribution, reimbursement, indemnity or otherwise, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment or performance by Guarantor pursuant to the provisions of this Guarantee. Without limitation to the foregoing, notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by Guarantor hereunder, until all amounts owing to Lender by Borrower and Guarantor on account of the Obligations are paid in full and the commitment of Lender under the Agreement shall have been terminated. If any amount shall be paid to Guarantor on account of the subrogation rights at any time when all of the Obligations shall not have been paid in full and the commitment of Lender under the Agreement shall not have been terminated, the amount shall be held by Guarantor in trust for Lender, segregated from other funds of Guarantor, and shall forthwith upon receipt by Guarantor, be turned over to Lender in the exact form received by Guarantor (duly endorsed by Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, at the time and in the order as Lender may determine. Notwithstanding the foregoing, Guarantor may request reimbursement from Borrower to the extent permitted pursuant to Section 9.16(a) of the Agreement.

         9. As further security for this Guarantee, Guarantor hereby grants a first priority security interest in and transfers and assigns to Lender (a) any and all interest, if any, it may now or hereafter have in the Collateral until it has been sold or otherwise disposed of by Lender, and (b) all claims and demands, presently existing or hereafter accrued thereon, and any and all collateral or security Guarantor now has or may hereafter have or acquire against Borrower with respect to the Collateral or any of them with full right on the part of Lender in its own name or in the name of Guarantor to collect and enforce such claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, and to vote in any proceedings for the arrangement of debts at any time proposed, and Guarantor hereby irrevocably appoints Lender as attorney-in-fact for Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of Guarantor any Collateral for the payment of money.

         10. In the event that any representation or warranty made by Borrower or by Guarantor in the Agreement or any Basic Document to which it is a party shall be false or misleading in any material respect, there shall be immediately due from Guarantor to Lender the loss, out-of-pocket cost, damage or out-of-pocket expense incurred by Lender by reason of such representation or warranty being false or misleading in any material respect.

         11. In the event that Lender for any reason whatsoever shall deem it necessary to enforce this Guarantee or any rights hereunder or otherwise, there shall be immediately due from Guarantor to Lender, all losses, out-of-pocket costs, damages, out-of-pocket expenses, claims and liabilities associated with such enforcement, including but not limited to, reasonable outside attorneys' fees and out-of-pocket disbursements, together with all reasonable out-of-pocket costs and out-of-pocket expenses of any related action.

         12. Guarantor hereby covenants that it shall not assign this Guarantee except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

         13. Guarantor represents and warrants to Lender that each of the representations and warranties made by it in the Agreement is true and correct.

         14. The obligations of Guarantor under this Guarantee are irrevocable, primary, absolute and unconditional and shall be paid or performed strictly in accordance with this Guarantee under all circumstances irrespective of:

         (a) any lack of validity or enforceability of the Agreement, the AMC Guarantee or any of the Collateral, or any amendment, other modification or waiver in respect thereof;

         (b)  any exchange or release of any other obligations hereunder;

         (c) the existence of any claim, set-off, defense, reduction, abatement or other right that Lender or Borrower may have at any time against Borrower, Guarantor or any other person;

         (d) any document presented in connection with this Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (e) any payment by Guarantor under this Guarantee against presentation of a certificate or other document that does not strictly comply with terms of this Guarantee; and

         (f) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, Borrower in respect of the Agreement.

         15. Neither the failure of Borrower or Lender to perform any covenant or obligation in favor of Guarantor nor the failure or omission to make a demand permitted hereunder shall in any way affect or limit Guarantor's obligations under this Guarantee. If an action or proceeding to enforce this Guarantee is brought, the beneficiary shall be entitled to recover from Guarantor costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel and out-of-pocket costs.

         16. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Communications with respect to this Guarantee other than requests for payment pursuant to a notice referred to in the preceding paragraph shall also be addressed to Guarantor at One Mack Centre Drive, Paramus, New Jersey 07652, specifically referring to this Guarantee.

         17. EACH PARTY HERETO HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION ARISING HEREUNDER AND ALSO WAIVES THE RIGHT IN ANY SUCH LITIGATION, TO IMPOSE COUNTERCLAIMS OR SET-OFFS OF ANY

KIND OR DESCRIPTION UNLESS SUCH COUNTERCLAIM OR SET-OFF IS COMPULSORY OR MANDATORY IN NATURE UNDER THE NEW YORK CIVIL PRACTICE LAW AND RULES. EACH PARTY HERETO FURTHER SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING PERSONALLY DELIVERED OR TRANSMITTED BY REGISTERED MAIL TO THE ADDRESS SET FORTH ABOVE; PROVIDED THAT UPON ANY SUCH SERVICE BY REGISTERED MAIL THE SENDING PARTY SHALL, SIMULTANEOUSLY THEREWITH, SEND NOTICE OF SUCH SERVICE TO THE OTHER PARTY VIA FACSIMILE TRANSMISSION. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         18. Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid registered mail, by facsimile, telegram or cable to the parties at the address for notices set forth in the Agreement. All notices and other communications shall be deemed to have been duly given on the date of receipt if delivered personally; the date five (5) calendar days after posting if transmitted by mail; or in the case of a facsimile, telegram or cable, at the time sent. Either party may change its address for purposes hereof by notice to the other.

         19. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

LONG BEACH ACCEPTANCE CORP., Guarantor


By:  _________________________________
     Name:
     Title:



AGREED AND ACCEPTED:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., Lender

     By:  ____________________________
          Name:
          Title:

                                                                       EXHIBIT C


                              FORM OF AMC GUARANTEE


                                                                   June 13, 2001


Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Guarantee by Ameriquest Mortgage Company of Long Beach Acceptance Corp. Guarantee Dated as of June 13, 2001
                  -------------------------------------------------------

Ladies and Gentlemen:

         1. For value received and in accordance with the terms of (i) the Credit and Security Agreement, dated as of June 13, 2001 (the "AGREEMENT"), among Greenwich Capital Financial Products, Inc., as Lender ("LENDER"), Long Beach Acceptance Receivables Corp., as Borrower ("BORROWER") and Long Beach Acceptance Corp., as Guarantor ("LBAC"), and (ii) the Guarantee dated June 13, 2001 made by LBAC in favor of Lender (the "LBAC GUARANTEE"), Ameriquest Mortgage Company, a Delaware corporation ("AMC"), hereby unconditionally and irrevocably guarantees to Lender, or any successor in interest of Lender, the due, punctual and complete payment and performance by LBAC when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise, of the LBAC Obligations. For purposes of this guarantee, "LBAC OBLIGATIONS" shall mean any and all Obligations of LBAC to Lender under the Agreement and the LBAC Guarantee. Lender may make demands under this guarantee for such amounts and performance from time to time. AMC hereby represents that its obligations hereunder do and shall rank PARI PASSU with all unsecured and unsubordinated indebtedness of AMC, as applicable. Terms used and not defined herein shall have the meanings assigned in the Agreement.

         2. Payments and performance required under this guarantee shall be payable and performed whenever any amount or performance guaranteed hereunder has not been promptly made to Lender in accordance with the Agreement and the LBAC Guarantee. When pursuing its rights and remedies hereunder against AMC, Lender may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against Borrower, LBAC or any other Person or against any collateral security or guarantee for the LBAC Obligations or any right of offset with respect thereto. Any failure by Lender to pursue the other rights, remedies, powers or privileges or to collect any payments from Borrower, LBAC or any other Person or to realize upon any collateral security or guarantee or to exercise any right of offset, or any release of Borrower, LBAC or any other Person or of any of the collateral security, guarantee or right of offset, shall not relieve AMC of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of Lender against AMC.

         3. AMC shall remain obligated hereunder notwithstanding that, without any reservation of rights against AMC, and without notice to or further assent by AMC, any demand for payment of any of the LBAC Obligations made by Lender may be rescinded by Lender, and any of the LBAC Obligations continued, and the LBAC Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the LBAC Guarantee or the Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated in accordance with the terms thereof, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the LBAC Obligations may be sold, exchanged, waived, surrendered or released. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the LBAC Obligations or for the guarantee set forth herein or any property subject thereto. When making any demand hereunder against AMC, Lender may, but shall be under no obligation to, make a similar demand on Borrower, LBAC or any other guarantor and any release of Borrower, LBAC or any other guarantor shall not relieve any of its obligations or liabilities hereunder, and shall not impair or affect the rights, remedies, powers and privileges, express or implied, or as a matter of law, of Lender against AMC.

         4. AMC waives any and all notice of the creation, renewal, extension or accrual of any of the LBAC Obligations and notice of or proof of reliance by Lender upon the guarantee of AMC set forth herein or acceptance of the guarantee of AMC set forth herein; the LBAC Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee of AMC set forth herein; and all dealings between LBAC or AMC, on the one hand, and Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee of AMC set forth herein. AMC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind to or upon LBAC or AMC with respect to the LBAC Obligations. The guarantee of AMC set forth herein shall be construed as a guarantee of payment, and not of collection.

         5. The guarantee set forth herein shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon AMC and its successors and permitted assigns, and shall inure to the benefit of Lender, and its respective successors, endorsees, transferees and assigns, until all the LBAC Obligations and the obligations of AMC under this guarantee shall have been satisfied by payment in full and the commitment of Lender under the Agreement shall have been terminated. Notwithstanding
Section 2.10 of the Agreement, the obligations of AMC under this guarantee shall be fully recourse to AMC and all property and assets of AMC whether now owned or hereinafter acquired, and AMC shall remain liable for all of the LBAC Obligations pursuant to the terms of this guarantee.

         6. The guarantee set forth herein shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the LBAC Obligations is rescinded or must otherwise be restored or returned by Lender for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of LBAC or AMC or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, LBAC or AMC or any substantial party of its property, or otherwise, all as though the payments had not been made.

         7. All payments due hereunder shall be paid in immediately available funds after demand no later than 1:00 P.M. on the second Business Day following the date of such demand. Demand shall be made in writing to AMC's office located at 1100 Town and Country Road, Orange, CA 92868,
Attention: General Counsel or such other address in the United States which may be designated by AMC by written notice delivered to Lender.

         8. To the full extent permitted by law, AMC hereby waives all rights of subrogation, contribution, reimbursement, indemnity or otherwise, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment or performance by AMC pursuant to the provisions of this guarantee. Without limitation to the foregoing, notwithstanding any payment or payments made by AMC hereunder or any setoff or application of funds of AMC by Lender, AMC shall not be entitled to be subrogated to any of the rights of Lender against or any collateral security or guarantee or right of offset held by Lender for the payment of the LBAC Obligations, nor shall AMC seek or be entitled to seek any contribution or reimbursement from LBAC in respect of payments made by AMC hereunder, until all amounts owing to Lender by LBAC on account of the LBAC Obligations are paid in full and the commitment to Lender under the Agreement shall have been terminated. If any amount shall be paid to AMC on account of the subrogation rights at any time when all of the LBAC Obligations shall not have been paid in full and the commitment to Lender under the Agreement shall not have been terminated, the amount shall be held by AMC in trust for Lender, segregated from other funds of AMC, and shall forthwith upon receipt by AMC, be turned over to Lender in the exact form received by AMC (duly endorsed by AMC to Lender, if required), to be applied against the LBAC Obligations, whether matured or unmatured, at the time and in the order as Lender may determine. Notwithstanding the foregoing, AMC may request reimbursement from Borrower or Guarantor to the extent permitted pursuant to Section 9.16(b) of the Agreement.

             TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AMC EXPRESSLY WAIVES ANY AND ALL BENEFITS UNDER CALIFORNIA CIVIL CODE SECTIONS 2809, 2810, 2819, 2845, 2849, 2850, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d, AND 726, AND ANY OTHER SURETYSHIP OR SIMILAR LAW OR DEFENSE NOW OR HEREAFTER IN EFFECT.

         9. AMC hereby represents and warrants to Lender as of the date of this guarantee and on an ongoing basis on each date that the LBAC Obligations are outstanding as follows:

             (a) ORGANIZATION. It is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects.

             (b) POWER AND AUTHORITY. It has all requisite corporate power and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under this guarantee, except as could not reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects.

             (c) AUTHORIZATION OF GUARANTEE. All appropriate and necessary action has been taken by it to authorize the execution and delivery of this guarantee and the performance and observance of the terms hereof.

             (d) GUARANTEE BINDING. This guarantee has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by laws governing insolvency or creditors' rights generally and general equity principles. The execution, delivery and performance of this guarantee does not and will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which it is a party or by which it is bound.

             (e) COMPLIANCE WITH LAW. It is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on its financial condition, operation, business or prospects. It has filed all tax returns required to be filed and has paid all taxes due in respect of the ownership of its assets or the conduct of its operations except (a) to the extent that the payment of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof, or (b) with respect to such returns and/or taxes which are not material in either nature or amount such that any failure to file such returns or pay such taxes would not materially and adversely affect its financial condition, operations, business or prospects.

             (f) CONSENTS. All licenses, consents and approvals required from and all registrations and filings required to be made with any governmental or other public body or authority for the making and performance by it of this guarantee have been obtained and are in effect, except as could not reasonably be expected to have a material adverse effect on its financial condition, operations, business or prospects or on its ability to perform the obligations hereunder.

             (g) LITIGATION. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the best of its knowledge, threatened against or affecting it which, if determined adversely, may reasonably be expected to have a material adverse effect on its business, operations or financial condition.

             (h) FINANCIAL STATEMENTS. The unaudited balance sheets of AMC as at April 30, 2001, and the related statements of income for the fiscal periods ended on such date, heretofore furnished to Lender, are complete and correct in all material respects and fairly present the financial condition of AMC as at said date (subject to normal year-end audit adjustments and tax planning adjustments), all in accordance with U.S. generally accepted accounting principles applied on a consistent basis. On said date, AMC had no material contingent liabilities, liabilities for taxes, unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in said balance sheets as at said date. Since April 30, 2001, there has been no material adverse change in the operations, condition (financial or otherwise), business or prospects of AMC from that set forth in said financial statements as at said date.

             (i) OTHER OBLIGATIONS. It is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Basic Documents or in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a material adverse effect on its business, operations or financial condition.

             (j) INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

             (k) FULL DISCLOSURE. No representation or warranty made by or on behalf of AMC contained in this guarantee and no written information or information in any certificate, financial statement or report furnished or to be furnished by or on behalf of AMC hereunder or in connection with the transactions contemplated hereby contains or will contain an untrue statement of a material fact, or, omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading.

             (l) ERISA. Set forth on Schedule 9(l) hereto is a list of all Plans, if any, maintained by AMC or any of its subsidiaries. Except as may be set forth on such schedule, neither AMC nor any of its subsidiaries maintains any Plans, and AMC agrees to notify Lender in advance of forming any Plans. Neither AMC nor any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. AMC will give notice if at any time it or any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plan or Multiemployer Plan. All Plans maintained by AMC or any Commonly Controlled Entity are in substantial compliance with all applicable laws (including ERISA). AMC is not an employer under any Multiemployer Plan.

             (m) BASIC DOCUMENTS. Each of the representations and warranties made by it in (i) the AMC Guarantee, dated as of June 1, 2001, made by AMC in favor of Financial Security Assurance Inc. and The Chase Manhattan Bank and
(ii) the Guarantee, dated as of June 1, 2001, made by AMC in favor of Greenwich Capital Markets, Inc., relating to the Note Purchase Agreement, dated June 13, 2001, among Borrower, Guarantor and Lender, is true and correct; PROVIDED that this representation shall not be deemed to have been breached if AMC shall have breached a representation or warranty in either such document but shall have cured such breach within the applicable cure period, if any, set forth therein.

         10.    AMC hereby covenants as follows:

                (a) NOTICE. It shall promptly give notice to Lender of the occurrence of (i) any Event of Default relating to it under the Agreement or event which with the giving of notice or the passing of time or both would constitute such an Event of Default relating to it, specifying the event and the action which it proposes to take with respect thereto, (ii) any event or occurrence known to it which will or could reasonably be expected to adversely affect the collectibility of the Receivables or the ability of LBAC to service such Receivables or the ability of AMC to perform its obligations under any related documents or (iii) any other event or occurrence which individually or in the aggregate could reasonably be expected to materially and adversely affect AMC's financial condition, operations, business or prospects.

                (b) TAXES. AMC shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (i) to the extent that AMC shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (ii) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of AMC.

                (c) BOOKS AND RECORDS; OTHER INFORMATION. (i) AMC shall maintain accurate and complete books and records with respect to its business. All accounting books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

                (ii) Only to the extent reasonably necessary to protect Lender's interest hereunder, AMC shall, and shall cause each of its respective subsidiaries to, permit any representative of Lender to visit and inspect any of the properties of AMC to examine the books and records of AMC and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of AMC and each such subsidiary with the officers and independent public accountants thereof and as often as Lender may reasonably request, and so long as no default hereunder shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable notice. AMC shall provide to Lender all information regarding its respective operations and practices as Lender shall reasonably request in writing. In connection with the matters described in this Section 10(c), Lender shall not at any time use or disclose to any Person, except to any professional adviser who needs to know such information in connection with the transactions contemplated hereby, or except in connection with any litigation or arbitral proceedings commenced by or against Lender or any of its affiliates, any information that may be within or may come to its or their knowledge if such information is of a type that would generally be expected to be held as confidential; PROVIDED that the foregoing shall not apply to the extent that such information was (i) previously known by Lender from sources other than AMC or its directors, officers or agents, (ii) in the public domain through no fault of Lender, (iii) lawfully acquired by Lender on a non-confidential basis from other sources who are not known by Lender to be bound by a confidentiality agreement with AMC or (iv) required to be disclosed by judicial or administrative process or by any other Requirement of Law.

                (d) PAYMENT OF FEES AND EXPENSES. AMC shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with the return of payments by AMC deposited for collection by Lender.

                (e) CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT. AMC shall continue in business in a prudent, reasonable and lawful manner with all licenses, permits, and qualifications necessary to perform its obligations under this guarantee, except where failure to do so could not reasonably be expected to materially and adversely affect such performance.

                (f) FINANCIAL STATEMENTS AND ACCESS TO RECORDS. AMC shall provide Lender with quarterly unaudited financial statements within sixty
(60) days of the end of AMC's first three fiscal quarters, and will provide Lender with audited annual financial statements within one hundred twenty
(120) days of AMC's fiscal year-end audited by a nationally recognized independent certified public accounting firm. Upon request of Lender, AMC shall provide Lender with unaudited monthly financial statements. AMC shall deliver to Lender with each financial statement a certificate by AMC's chief financial officer, certifying that such financial statements are complete and correct in all material respects and that, except as noted in such certificate, such chief financial officer has no knowledge of any default by it hereunder or any event which with the giving of notice or the passing of time or both would constitute such a default.

                (g) FINANCIAL CONDITION. AMC shall maintain a net worth of at least 100% of the net worth AMC is required to maintain pursuant to the credit documents AMC has entered into with its primary warehouse lender (which on the date hereof is PaineWebber Incorporated) (net worth, in each case, being calculated in accordance with such credit documents); PROVIDED that, if such credit documents are terminated and AMC does not have a primary warehouse lender, the reference to such credit documents will be deemed to be to such credit documents as in effect immediately prior to such termination. AMC shall maintain a debt-to-equity ratio of no more than 100% of the debt-to-equity ratio AMC is required to maintain pursuant to the credit documents AMC has entered into with its primary warehouse lender (which on the date hereof is PaineWebber Incorporated) (debt-to-equity, in each case, being calculated in accordance with such credit documents); PROVIDED that, if such credit documents are terminated and AMC does not have a primary warehouse lender, the reference to credit documents AMC has entered into with its primary warehouse lender will be deemed to be to such credit documents as in effect immediately prior to such termination.

                (h) LITIGATION MATTERS. AMC shall notify Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may reasonably be expected to materially and adversely affect the operations, financial condition or business of AMC or AMC's ability to perform under this guarantee or other rights under this guarantee.

                (i) FULFILLMENT OF OBLIGATIONS. AMC shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of AMC, and except to the extent that the failure to do so could not individually or in the aggregate reasonably be expected to materially and adversely affect the financial condition, operations, business or prospects of AMC.

                (j) COMPLIANCE WITH LAWS, ETC. AMC shall, and shall cause each of its respective subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Basic Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Receivables, if the failure to comply therewith could, individually or in the aggregate, reasonably be expected to materially and adversely affect the financial condition, operations, business or prospects of AMC.

                (k) NO ASSIGNMENT. Except in connection with an assignment to any successor that complies with Section 15 hereof, AMC shall not assign this guarantee, except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

                (l) VALUATION MODEL. AMC expressly accepts and acknowledges, and agrees to comply with and be bound by, the provisions of Section 3.13 of the Agreement.

         11. The obligations of AMC under this guarantee are irrevocable, primary, absolute and unconditional and shall be paid or performed strictly in accordance with this guarantee under all circumstances irrespective of:

                (a) any lack of validity or enforceability of the Agreement, the LBAC Guarantee or of any of the Collateral, or any amendment, other modification or waiver in respect thereof;

                (b) any exchange or release of any other obligations hereunder;

                (c) the existence of any claim, set-off, defense, reduction, abatement or other right that Lender, Borrower or LBAC may have at any time against any of Borrower, LBAC, AMC or any other person;

                (d) any document presented in connection with the Agreement, the LBAC Guarantee or this guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (e) any payment by AMC under this guarantee against presentation of a certificate or other document that does not strictly comply with terms of this guarantee; and

                (f) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, Lender, Borrower or LBAC in respect of the Agreement or the LBAC Guarantee.

         12. Neither the failure of Borrower, Lender or LBAC to perform any covenant or obligation in favor of AMC nor the failure or omission to make a demand permitted hereunder shall in any way affect or limit AMC's obligations under this guarantee.

         13.    AMC agrees to:

                (i) pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, modification or supplement to, or any waiver under, this guarantee, the LBAC Guarantee and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including without limitation the reasonable fees and disbursements of counsel to Lender;

                (ii) pay on demand all reasonable costs and expenses of Lender, including without limitation the reasonable fees and disbursements of counsel to Lender, in connection with the occurrence or continuance of a default under this guarantee and the LBAC Guarantee and the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of this guarantee, any LBAC Obligation or any right, remedy, power or privilege of Lender hereunder or under the LBAC Guarantee;

                (iii) pay and hold Lender harmless from and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery, recording and filing of this guarantee or the LBAC Guarantee and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and

                (iv) indemnify Lender and its affiliates and each of their respective directors, officers, employees and agents and hold each of them harmless from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursements of counsel to Lender and such other parties, incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto), in connection with, arising out of or in any way related to this guarantee or the LBAC Guarantee or any of the transactions contemplated herein or therein; PROVIDED that Lender shall not be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct.

If and to the extent that the indemnity obligations of AMC under this Section 13 may be unenforceable for any reason, AMC hereby agrees to make the maximum contribution to the payment and satisfaction of each of such indemnity obligations which is permissible under applicable law.

         14. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any default under this guarantee or the LBAC Guarantee Lender is hereby authorized at any time and from time to time, without notice to AMC or to any other person or entity, any such notice being hereby expressly waived, to set-off against any obligation owing by Lender or any affiliate of Lender to LBAC or AMC, or against any funds or other property of LBAC or AMC held by or otherwise in the possession of Lender or any affiliate of Lender, the LBAC Obligations and the obligations and liabilities of AMC to Lender hereunder, irrespective of whether or not Lender shall have made any demand hereunder or under the LBAC Guarantee.

         15.    Any Person (i) into which AMC may be merged or consolidated,
(ii) resulting from any merger or consolidation to which AMC is a party or
(iii) succeeding to all or substantially all of the business of AMC shall execute an agreement of assumption to perform every obligation of AMC under this guarantee, and whether or not such assumption agreement is executed, shall be the successor to AMC hereunder (without relieving AMC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this guarantee.

         16. Each party shall, from time to time after execution of this guarantee and without further consideration, execute such documents or take such action as may be reasonably necessary to carry out the purpose or intention of this guarantee.

         17. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Communications with respect to this guarantee other than requests for payment pursuant to a notice referred to in the preceding paragraph shall also be addressed to AMC at 1100 Town and Country Road, Orange, CA 92868, Attention: General Counsel, specifically referring to this guarantee.

         18. EACH PARTY HERETO HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION ARISING HEREUNDER AND ALSO WAIVES THE RIGHT IN ANY SUCH LITIGATION, TO IMPOSE COUNTERCLAIMS OR SET-OFFS OF ANY KIND OR DESCRIPTION UNLESS SUCH COUNTERCLAIM OR SET-OFF IS COMPULSORY OR MANDATORY IN NATURE UNDER THE NEW YORK CIVIL PRACTICE LAW AND RULES. EACH PARTY HERETO FURTHER SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING PERSONALLY DELIVERED OR TRANSMITTED BY REGISTERED MAIL TO THE ADDRESS SET FORTH ABOVE; PROVIDED THAT UPON ANY SUCH SERVICE BY REGISTERED MAIL THE SENDING

PARTY SHALL, SIMULTANEOUSLY THEREWITH, SEND NOTICE OF SUCH SERVICE TO THE OTHER PARTY VIA FACSIMILE TRANSMISSION. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         19. Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid registered airmail, by facsimile, telegram or cable to the parties at the address for notices set forth in the Agreement. All notices and other communications shall be deemed to have been duly given on the date of receipt if delivered personally; the date five (5) calendar days after posting if transmitted by mail; or in the case of a facsimile, telegram or cable, at the time sent. Either party may change its address for purposes hereof by notice to the other.

         20. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

AMERIQUEST MORTGAGE COMPANY

By:      ________________________________________
         Name:
         Title:


AGREED AND ACCEPTED:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., Lender


         By:      ________________________________________
                  Name:    Jere P. Dieck
                  Title:   Vice President

                                                                   SCHEDULE 9(l)

                                      PLANS


              Ameriquest Mortgage Company 401(k) Plan
              PPO/HMO Health Plan
              Dental Plan
              Vision Service Plan
              Short and Long Term Disability Plan
              Company Paid Life & AD&D
              Dependent Care Reimbursement Plan
              Health Care Spending Account

                                                                       EXHIBIT D

                           FORM OF NOTICE OF BORROWING



[Date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

         In accordance with Section 2.2(a) of that certain Credit and Security Agreement, dated as of June 13, 2001 (as amended, modified or otherwise supplemented from time to time, the "AGREEMENT", the terms defined therein being used herein as defined therein), by and among Greenwich Capital Financial Products, Inc., as Lender, the undersigned, as Borrower, and Long Beach Acceptance Corp., as Guarantor, the undersigned hereby requests a Loan in an aggregate principal amount equal to $___________, to be disbursed in the manner provided below. We are sending to you herewith or have heretofore sent to you the Initial Data File specified in Section 2.2(a) of the Agreement.

         The undersigned hereby certifies that the following statements are true on the date hereof:

         A. the representations and warranties contained in Section 4 of the Agreement are true and correct; and

         B. no Default, Event of Default or Other RF Event of Default has occurred and is continuing.

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

         DISBURSEMENT INSTRUCTIONS:


                                       Very truly yours,


                                       Long Beach Acceptance Receivables Corp., as Borrower


                                       By:  ___________________________________
                                            Name:

                                                                       EXHIBIT E

                        FORM OF OPINION OF COUNSEL TO THE
                          BORROWER AND EACH GUARANTOR*



                                                              June 13, 2001



Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Credit and Security Agreement, dated as of June 13, 2001, by and among Greenwich Capital Financial Products, Inc., as Lender, Long Beach Acceptance Receivables Corp., as Borrower and Long Beach Acceptance Corp., as Guarantor
                  ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Long Beach Acceptance Receivables Corp., a Delaware corporation (the "BORROWER"), Long Beach Acceptance Corp., a Delaware corporation ("LBAC") and Ameriquest Mortgage Company, a Delaware corporation ("AMC") in connection with the preparation, execution and delivery of:

         (a) the Credit and Security Agreement, dated as of June 13, 2001 (the "CREDIT AND SECURITY AGREEMENT"), by and among Greenwich Capital Financial Products, Inc. (the "LENDER"), Borrower and LBAC, as Guarantor;

         (b) the Promissory Note (as defined in the Credit and Security Agreement);

         (c) the Guarantee, dated June 13, 2001 (the "LBAC GUARANTEE"), made by LBAC in favor of Lender; and

         (d) the Guarantee, dated June 13, 2001 (the "AMC GUARANTEE"), made by AMC in favor of Lender.

(the documents referred to in clauses (a) through (d), collectively, the "DELIVERED DOCUMENTS").

--------------------------
* May be incorporated into such other opinions delivered by counsel to Borrower and each Guarantor in connection with the Securitization Transaction.

         This opinion is being furnished to Lender at the request of Borrower, LBAC and AMC.

         In rendering the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Delivered Documents, (ii) the articles of incorporation and by-laws of each of Borrower, LBAC and AMC, each as in effect on the date hereof, (iii) resolutions of the boards of directors of each of Borrower, LBAC and AMC relating to each of the Delivered Documents adopted on or prior to the date hereof, and (iv) such certificates of public officials and such other certificates, documents, records, and statements of officers and other representatives of Borrower, LBAC and AMC and public officials as we have deemed appropriate or necessary as the basis for the opinions set forth below. As to certain facts material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, (i) the representations and warranties contained in the Delivered Documents, and (ii) the certificates and other documents, records and statements referred to in the immediately preceding sentence. We have assumed the genuineness of all signatures (other than those of Borrower, LBAC and AMC), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery, pursuant to due authorization, by Lender of the Credit and Security Agreement.

         We are admitted to the bar in the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal securities laws of the United States.

                  Based upon the foregoing, and subject to the qualifications and exceptions stated herein, we are of the opinion that:

         1. Each of Borrower, LBAC and AMC (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, with respect to the preceding clause
(c), to the extent that the failure to be so qualified and in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) or prospects of Borrower, LBAC or AMC (a "MATERIAL ADVERSE EFFECT").

         2. Borrower has the corporate power and authority to execute, deliver and perform each of the Credit and Security Agreement and the Promissory Note, to borrow under the Credit and Security Agreement and the Promissory Note, and to grant liens pursuant to the Credit and Security Agreement, and has taken all necessary corporate action to authorize such borrowing, the granting of such liens on the terms and subject to the conditions of the Credit and Security Agreement, and the execution, delivery and performance of each of the Credit and Security Agreement and the Promissory Note. LBAC has the corporate power and authority to execute, deliver and perform each of the Credit and Security Agreement and the LBAC Guarantee, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit and Security Agreement and the LBAC Guarantee. AMC has the corporate power and authority to execute, deliver and perform the AMC Guarantee, and has taken all necessary corporate action to authorize the execution, delivery and performance of the AMC Guarantee.

         3. No consent or authorization of, filing with or other act by or in respect of any governmental authority of or within the State of New York, the State of California or the State of Delaware is required in connection with the borrowing under the Credit and Security Agreement and the Promissory Note or with the execution, delivery, performance, validity or enforceability of the Delivered Documents, except for consents, authorizations and filings which have been obtained or made, as the case may be, and are in full force and effect.

         4. Each of the Credit and Security Agreement and the Promissory Note has been duly executed and delivered on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors and (ii) the application of general principles of equity (regardless of whether enforceability is considered in proceedings at law or in equity). Each of the Credit and Security Agreement and the LBAC Guarantee has been duly executed and delivered on behalf of LBAC and constitutes a legal, valid and binding obligation of LBAC, enforceable against each LBAC in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors and (ii) the application of general principles of equity (regardless of whether enforceability is considered in proceedings at law or in equity). The AMC Guarantee has been duly executed and delivered on behalf of AMC and constitutes a legal, valid and binding obligation of AMC, enforceable against AMC in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors and (ii) the application of general principles of equity (regardless of whether enforceability is considered in proceedings at law or in equity).

         5. The execution, delivery and performance by each of Borrower, LBAC and AMC of the Delivered Documents to which it is a party, the borrowing by Borrower under the Credit and Security Agreement and the use of the proceeds thereof, and the granting of liens by Borrower pursuant to the Credit and Security Agreement, will not violate any Requirement of Law of the State of New York, the State of California or in respect of the General Corporation Law of the State of Delaware or Regulation G of the Board of Governors of the Federal Reserve System, or, to the best of our knowledge, any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement, deed of trust or any other material agreement or instrument to which Borrower, LBAC or AMC is a party or by which Borrower, LBAC or AMC is bound (collectively, the "SPECIFIED AGREEMENTS"), and will not result in, or require, the creation or imposition of any lien on any of either of their respective properties or revenues pursuant to any such Requirement of Law or Specified Agreement (other than the liens created by the Credit and Security Agreement in favor of Lender). As used herein "REQUIREMENT OF LAW" means the governing documents of Borrower, LBAC or AMC, or any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon, Borrower, LBAC or AMC or any of their respective properties or to which Borrower, LBAC or AMC or any of their respective properties is subject.

         6. No litigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best of our knowledge, threatened by or against Borrower, LBAC, AMC or any of their respective subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Delivered Documents or any of the transactions contemplated thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

         7. Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8. The provisions of the Credit and Security Agreement are effective to create, in favor of Lender, a legal, valid and enforceable security interest in all right, title and interest of Borrower in the "Collateral" described therein.

         9. Upon (i) delivery to Lender of the Pledged Securities, together with a bond power for each Pledged Security endorsed in blank by a duly authorized officer of Borrower, and (ii) the filing of financing statements in the form of Annex A in the offices in the jurisdictions as listed on
Schedule 1 hereto, the security interests created under the Credit and Security Agreement will constitute fully perfected first priority security interests in all right, title and interest of Borrower in the "Collateral" described therein which can be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code as in effect in the State of New York.

         10. The issuance of the Promissory Note, the LBAC Guarantee and the AMC Guarantee to Lender pursuant to the Credit and Security Agreement are not transactions requiring the registration of the Promissory Note, the LBAC Guarantee or the AMC Guarantee under the Securities Act of 1933, as amended.

              This opinion is rendered only to Lender is solely for its benefit in connection with the above transactions and may not be relied upon by Lender for any other purpose, relied upon by any other person, firm or corporation for any purpose without our prior written consent.


                                       Very truly yours,

                                                                       EXHIBIT F

                               LITIGATION MATTERS

1. KUNERT V. JOHNSON FORD, Case No. BC229917, filed May 12, 2000 in California Superior Court, Los Angeles County.

2. KUNERT V. LONG BEACH ACCEPTANCE CORP., Case No. BC246485, filed March 8, 2001 in California Superior Court, Los Angeles County.

3. COLLINS V. LONG BEACH ACCEPTANCE CORP., Case No. 834941-5, filed January 11, 2001 in California Superior Court, Alameda County.

                                                                       EXHIBIT G

                       OTHER RESIDUAL FINANCING AGREEMENTS

Credit and Security Agreement dated as of January 30, 1998 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by the Omnibus Amendment Agreement dated as of March 31, 1999, Omnibus Amendment Agreement No. 3, dated as of April 14, 2000, Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Credit and Security Agreement dated as of November 25, 1998 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by the Omnibus Amendment Agreement dated as of March 31, 1999, Omnibus Amendment Agreement No. 2 dated as of August 12, 1999, Omnibus Amendment Agreement No. 3 dated as of April 14, 2000, Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Credit and Security Agreement dated as of August 12, 1999 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by Omnibus Amendment Agreement No. 3 dated as of April 14, 2000, Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Credit and Security Agreement dated as of December 9, 1999 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by Omnibus Amendment Agreement No. 3 dated as of April 14, 2000, Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Credit and Security Agreement dated as of June 15, 2000 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time in accordance with the terms thereof.

Credit and Security Agreement dated as of December 13, 2000 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by Omnibus Amendment Agreement No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time in accordance with the terms thereof.

Warehouse Lending Agreement dated as of January 30, 1998 between Long Beach Acceptance Corp., as borrower, and Greenwich Capital Financial Products, Inc., as lender, as amended by Amendment No. 1 thereto, dated as of January 30, 1998, Amendment No. 2 thereto, dated as of December 16, 1998, the Renewal and Amendment Agreement dated as of January 29, 1999, Amendment No. 3 thereto, dated as of September 1, 1999, Renewal and Amendment Agreement No. 2, dated as of January 26, 2000 and Renewal and Amendment Agreement No. 3, dated as of February 2, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Security Agreement dated as of January 30, 1998 made by Long Beach Acceptance Corp., as pledgor, in favor of Greenwich Capital Financial Products, Inc., as pledgee, as amended, supplemented or modified from time to time in accordance with the terms thereof.

                                                                       EXHIBIT H

                                   [Reserved]

                                                                       EXHIBIT I

                                   [Reserved]

                                                                       EXHIBIT J

                      CROSSED RESIDUAL FINANCING AGREEMENTS

Credit and Security Agreement dated as of November 25, 1998 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by the Omnibus Amendment Agreement dated as of March 31, 1999, Omnibus Amendment Agreement No. 2 dated as of August 12, 1999, Omnibus Amendment Agreement No. 3 dated as of April 14, 2000, Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment Agreement No 5 dated as of January 12, 2001 and Omnibus Amendment Agreement No. 6 dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.

Credit and Security Agreement dated as of December 13, 2000 by and among Greenwich Capital Financial Products, Inc., as lender, Long Beach Acceptance Receivables Corp., as borrower, and Long Beach Acceptance Corp., as guarantor, as amended by the Omnibus Amendment Agreement No. 4 dated as of December 13, 2000, Omnibus Amendment Agreement No. 5 dated as of January 12, 2001 and Omnibus Amendment Agreement dated as of June 13, 2001, and as otherwise amended, supplemented or modified from time to time pursuant to the terms thereof.


                                      J-I